UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2020
To our Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of Accuray Incorporated, a Delaware corporation (“Accuray” or the “Company”), which will be held virtually via live audio webcast on Friday, November 20, 2020 at 9:00 am PST. In order to attend and vote at the Annual Meeting, see “How can I attend the Annual Meeting virtually?” in the proxy statement (the “Proxy Statement”) that accompanies this Notice of 2020 Annual Meeting of Stockholders.
We are holding the Annual Meeting for the following purposes:
1.	To elect two Class II directors named in the proxy statement to hold office until our 2023 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;
2.	To approve an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan;
3.	To approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan;
4.	Advisory vote to approve the compensation of our named executive officers;
5.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021; and
6.
To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the Annual Meeting are more fully described in the Proxy Statement. In light of evolving public health and safety considerations posed by the COVID-19 pandemic, the Annual Meeting this year will be a virtual-only meeting of stockholders. Stockholders will be able to attend and participate in the Annual Meeting, vote their shares electronically, and submit questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2020 and entering their control number.
The Annual Meeting will begin promptly at 9:00 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on September 21, 2020, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary at 1310 Chesapeake Terrace, Sunnyvale, CA 94089. The stockholder list will also be available online at the virtual meeting website during the Annual Meeting to those that attend the meeting.
It is important that you use this opportunity to take part in the affairs of Accuray by voting on the business to come before the stockholders at the Annual Meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2020 (the “Annual Report”), you are urged to cast your vote as promptly as possible. If you are accessing the Proxy Statement and Annual Report using notice and access, you will have received a Notice of Internet Availability of Proxy Materials and should vote by telephone or over the Internet. If you have received your proxy materials by mail, please promptly sign, date and return the enclosed proxy card in the prepaid envelope provided to you or vote by telephone or over the Internet to ensure that your shares are represented at the Annual Meeting. For more information, see “Why did I receive a Notice of Internet Availability of Proxy Materials?” in the Proxy Statement.
All stockholders are cordially invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please cast your vote as promptly as possible by telephone, Internet or by signing and dating your proxy card and returning it promptly. This will ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting. Even if you have given your proxy, you may still attend and vote in person (virtually) at the Annual Meeting.
By order of the Board of Directors,

/s/ JOSHUA H. LEVINE
Joshua H. Levine
President and Chief Executive Officer
Sunnyvale, California
October 1, 2020

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	7
Classes of our Board	7
Director Nominees—Class II Directors	7
Continuing Directors—Class I and Class III Directors	8
Non-Continuing Director	10
Board of Directors’ Recommendation	10
PROPOSAL TWO—TO APPROVE AN AMENDMENT TO OUR 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN	11
Summary of the Amended 2016 Plan	12
Summary of U.S. Federal Income Tax Consequences	17
New Plan Benefits	19
Existing Plan Benefits to Employees and Directors	20
Board of Directors’ Recommendation	20
PROPOSAL THREE—TO APPROVE AN AMENDMENT TO OUR 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN	21
Additional Information Regarding the ESPP	21
Summary of the Amended ESPP	22
Summary of U.S. Federal Income Tax Consequences	25
Board of Directors’ Recommendation	25
PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY VOTE”)	26
Summary of Fiscal 2020 Executive Compensation Program	26
Board of Directors’ Recommendation	28
PROPOSAL FIVE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
Audit and Non-Audit Services	29
Audit Committee Pre-Approval Policies and Procedures	29
Board of Directors’ Recommendation	30
AUDIT COMMITTEE REPORT	31
COMPENSATION DISCUSSION AND ANALYSIS	32
COMPENSATION COMMITTEE REPORT	55
EXECUTIVE COMPENSATION	56
Fiscal 2020 Summary Compensation Table	56
Grants of Plan-Based Awards for Fiscal 2020 Table	57
Outstanding Equity Awards at Fiscal 2020 Year-End Table	58
Option Exercises and Stock Vested During Fiscal 2020 Table	60
Potential Payments and Benefits Upon Termination or Change in Control	60
CEO Pay Ratio	65
COMPENSATION OF NON EMPLOYEE DIRECTORS	67
Director Compensation Table for Fiscal 2020	67
Cash Compensation	67
Equity Compensation	68
EQUITY COMPENSATION PLAN INFORMATION	69
SECURITY OWNERSHIP	70
Security Ownership of Certain Beneficial Owners and Management	70
Delinquent Section 16(a) Reports	72
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	73
EXECUTIVE OFFICERS	78
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	79
WHERE YOU CAN FIND ADDITIONAL INFORMATION	80
OTHER MATTERS	82
APPENDIX A – AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN	A-1
APPENDIX B – AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN	B-1
i

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2020
This proxy statement (“Proxy Statement”) is furnished to our stockholders of record as of the close of business on September 21, 2020 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our 2020 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held virtually via live audio webcast on Friday, November 20, 2020, at 9:00 a.m. PST. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers Regarding This Solicitation and Voting at the Annual Meeting—How can I attend the Annual Meeting virtually?” This Proxy Statement and the proxy card are first being made available to our stockholders on or about October 1, 2020. Our Company’s fiscal year ended on June 30, 2020.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING
Why did I receive a Notice of Internet Availability of Proxy Materials?
We are pleased to again be using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet instead of mailing printed copies of those materials to each stockholder. On October 1, 2020, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (the “Annual Report”), online. The Notice of Internet Availability of Proxy Materials also instructs you as to how to vote over the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials or your proxy materials by email and have not previously elected to do so, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to submit your request. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Why am I receiving these proxy materials?
You are receiving this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this

Proxy Statement and Annual Report, which include information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Annual Meeting?	Stockholders as of the Record Date are entitled to attend and to vote at the Annual Meeting.

How many shares are outstanding?
On the Record Date, 91,201,458 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Annual Meeting. We do not have cumulative voting for directors.

How many shares must be present or represented to conduct business at the Annual Meeting (that is, what constitutes a quorum)?
The presence at the Annual Meeting, in person (virtually) or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person (virtually) or represented by proxy, then no business shall be conducted and the chairperson of the Annual Meeting may adjourn the Annual Meeting until a later time.

What items of business will be voted on at the Annual Meeting?	The items of business to be voted on at the Annual Meeting are as follows:

1.
The election of two Class II directors named in the Proxy Statement to hold office until our 2023 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

	2.	The approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan;

	3.	The approval of an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan;

	4.	An advisory vote to approve the compensation of our named executive officers; and

	5.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021.

What happens if additional matters are presented at the Annual Meeting?
The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting. However, if any other matter or matters are properly brought before the Annual Meeting, the person(s) named as your proxyholder(s) or you, if you are attending in person (virtually), will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the Annual Meeting?
You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our proxy materials directly to you. As the stockholder of record, you have the right to vote in person (virtually) or direct a proxyholder to vote your shares on your behalf at the Annual Meeting by following the procedures set forth in the Notice for voting over the Internet or by telephone, or if you have received printed proxy materials, by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by delivery to your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee to vote your shares as you instruct with your voting instruction card. The bank, broker or other nominee will vote your shares at the Annual Meeting as you have instructed on your voting instruction card.

How can I vote my shares without attending the Annual Meeting?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, by phone or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card with no further instructions, or if you submit your proxy by telephone or internet, but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in street name as a beneficial owner, you may generally vote on the Internet, by phone or by submitting a voting instruction card to your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matter of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021. Please see “What is a broker non-vote?” below.

How can I attend the Annual Meeting virtually?
We will be hosting the Annual Meeting via live audio webcast only. Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2020.

The Annual Meeting live audio webcast will start at 9:00 a.m. Pacific Time on Friday, November 20, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ARAY2020.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone or sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 8:45 a.m. Pacific Time on November 20, 2020, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) submitting a new proxy bearing a later date (including voting again by internet or telephone), which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (virtually). However, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may generally change your vote by voting again by Internet or phone or by submitting a new, later-dated voting instruction card to your bank, broker or other nominee. However, you should contact your bank, broker or other nominee for specific instructions.

What is a “broker non-vote”?
Brokers that hold shares in street name for the benefit of their clients, banks, brokers and other nominees have the discretion to vote such shares on routine matters only. At the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is considered a routine matter. Therefore, if you do not otherwise instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may vote your shares on this matter only. Your bank, broker or other nominee will not be able to vote your shares for the election of two Class II directors, the amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan; the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan; the advisory vote to approve the compensation of our named executive officers; or any other matters properly brought before the Annual Meeting without your specific instruction because these are not considered routine matters. A “broker non-vote” occurs when a broker or other nominee does not receive timely instructions from the beneficial owner and therefore cannot vote such shares on the matter.

How are “broker non-votes” counted?
Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be considered to be present and entitled to vote or votes cast for purposes of tabulating the voting results for any non-routine matter. Accordingly, broker non-votes, if any, will have no effect on the outcome of the votes at the Annual Meeting.

What happens if the Annual Meeting is adjourned?
If our Annual Meeting is adjourned until another time and information about the time and location that the meeting will be continued is announced at the time of adjournment, no additional notice will be provided, unless the adjournment is for more than 30 days, in which case a notice of the time and location will be given to each stockholder of record entitled to vote at the Annual Meeting. Any items of business that might have been properly transacted at the Annual Meeting may be transacted after any adjournment.

Who will serve as inspector of elections?	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections at the Annual Meeting.

What should I do in the event that I receive more than one set of proxy materials?
You may receive more than one copy of the Notice of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials or proxy card. Please vote over the Internet, by telephone, or sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

We have adopted a procedure called “householding,” which the SEC has approved, where we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials to multiple stockholders who share the same address. Please see “Stockholders Sharing the Same Address” for further information regarding householding and how to request additional copies of the materials or enroll in householding.

Who is soliciting my vote and who will bear the costs of this solicitation?
The proxy is being solicited on behalf of our Board. The Company will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person , by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to banks, brokers and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers and other nominees for the costs of forwarding the proxy materials.

Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to “—Stockholder Proposals” and “—Recommendations and Nominations of Director Candidates” below.

PROPOSAL ONE

ELECTION OF DIRECTORS
Classes of Our Board
Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, with each class serving for staggered three-year terms. Our Board currently consists of nine directors: three Class I directors, three Class II directors and three Class III directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Proxies cannot be voted for more than two persons.
Jack Goldstein, Ph.D., one of our Class II directors, is not standing for re-election at the Annual Meeting. We thank Dr. Goldstein for his service to our Company and Board.
The following information is provided for each of the nominees and continuing directors: name, class in which each director or nominee serves, age as of August 31, 2020 and length of service on our Board.
Name	Term Expires	Age	Director Since
Class II Directors/Nominees
Beverly A. Huss	2020	60	2018
Louis J. Lavigne, Jr.	2020	72	2009
Class I Directors
Anne B. Le Grand	2022	69	2020
Richard Pettingill	2022	72	2012
Joseph E. Whitters	2022	62	2018
Class III Directors
Elizabeth Dávila	2021	76	2008
Joshua H. Levine	2021	62	2012
James M. Hindman	2021	59	2019
Listed below are the biographies of each director nominee, continuing director and non-continuing director. The biographies include information regarding each director’s service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time for at least the past five years, and, other than with respect to any non-continuing director, the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) to recommend, and our Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.
Director Nominees—Class II Directors
Our Board has nominated Mr. Lavigne and Ms. Huss for election as Class II directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment.
Beverly A. Huss has served as a member of our Board since January 2018. Since September 2013, she has served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a development stage company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at Vibrynt, Inc., an early-stage medical device company, from January 2006 through March 2013. Prior to that, she held multiple senior level leadership positions at Guidant Corporation from 1986 to 2005, including most recently as President, Endovascular Solutions, and prior to that Vice President of Global Marketing for Vascular Intervention. Ms. Huss began her career as a Metallurgical Engineer in 1982. Ms. Huss currently serves on the board of directors of Qool and Madorra, a privately-held medical device company developing solutions to improve quality of life after menopause. Her prior public company board experience includes Artes

Medical, Wright Medical Group and Dade Behring Holdings, Inc. Ms. Huss holds a M.S. in technology management from Pepperdine University and a B.S. in metallurgical engineering from the University of Illinois.
As a current Chief Executive Officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards, Ms. Huss brings to our Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance.
Louis J. Lavigne, Jr. has served as a member of our Board since September 2009 and as the Chairperson of our Board since April 2010. Mr. Lavigne currently serves as a Managing Director of Laman Partners, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management. He also currently serves as a member of the board of directors of Rodan & Fields, LLC, a private skincare company; Zynga, Inc., a publicly held leading provider of social electronic games; and Alector, Inc., a public biopharmaceutical company. In the past, Mr. Lavigne has also served on the board of directors of the following public companies: DocuSign Inc., an eSignature transaction management company, from 2013 to 2020; BMC Software, Inc., an independent systems software vendor that was acquired by a private investor group in 2013, from 2008 to 2013; Allergan, Inc., a technology-driven, global health care company that provides specialty pharmaceutical products worldwide, from 2005 to 2015; Assertio Therapeutics, Inc., a specialty pharmaceutical company, from 2013 to 2019; and Novocure Limited, an oncology company, from 2013 to 2018. Mr. Lavigne also served on the board of director of Puppet, Inc., a privately held information technology cloud automation system management company, from 2015 to 2019 and UCSF Benioff Children’s Hospitals and their foundation, from 2011 to 2020. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc., a biotechnology healthcare company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne was named the Best CFO in Biotech in 2005 in the Institutional Investor Survey and in June 2006 he received the Bay Area CFO of the Year-Hall of Fame Lifetime Achievement Award. Mr. Lavigne holds a B.S. in Finance from Babson College and an M.B.A. from Temple University.
As a former Chief Financial Officer of a large, complex publicly traded company in the healthcare industry, and a current and former member of several public company boards, Mr. Lavigne brings to our Board extensive experience in business operations and management, strategy, finance, accounting and public company governance.
If elected, Mr. Lavigne and Ms. Huss will hold office as Class II directors until our 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
Continuing Directors—Class I and Class III Directors
Anne B. Le Grand has served as a member of our Board since July 2020. Since July 2019, Ms. Le Grand has served as Vice President and General Manager of Imaging, Life Sciences, Oncology and Genomics at IBM Watson Health, a machine intelligence company that is a division of the International Business Machines Corporation (“IBM”), an information technology company. Ms. Le Grand also served as VP and General Manager of Imaging at IBM Watson Health from April 2016 to July 2019. Prior to her roles at IBM Watson Health, Ms. Le Grand served as Senior Vice President of Healthcare and General Manager of Therapeutics from January 2015 to April 2016 and Senior Vice President of Healthcare Business Transformation from January 2014 to January 2015 at Philips, a health technology company. Ms. Le Grand previously served in various senior leadership positions at GE Healthcare and Eastman Kodak Company and began her career at 3M Company in the Medical Imaging Division. Ms. Le Grand holds a B.S. in Chemistry from Queens University of Charlotte.
As a current and former executive with more than 25 years of experience running global healthcare businesses, Ms. Le Grand brings to our Board extensive experience in the medical device industry, including operations, management and business development.
Richard Pettingill has served as a member of our Board since May 2012. Mr. Pettingill served as the President and Chief Executive Officer of Allina Hospitals and Clinics, Minnesota’s largest healthcare organization, from 2002 until his retirement in 2009. While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as President and Chief Executive Officer of the California Division of Kaiser Foundation Health Plans and Hospitals, one of the largest not-for-profit managed healthcare companies in the United States, from 1996 to 2002.

Mr. Pettingill currently serves on the board of directors of Hanger, Inc., an orthotic and prosthetic solutions company. Within the last five years, Mr. Pettingill has also served on the board of directors of Tenet Healthcare Corporation, a publicly traded medical services provider. Mr. Pettingill received a bachelor’s degree from San Diego State University and a master’s degree in health care administration from San Jose State University. He served as a 2010 Fellow in the Advanced Leadership Initiative program at Harvard University.
As the former Chief Executive Officer of a major hospital system and a member of other public company boards, Mr. Pettingill has extensive leadership experience in the healthcare industry, including experience in the areas of business development, strategy and corporate governance, and can represent the customer perspective.
Joseph E. Whitters has served as a member of our Board since July 2018. Mr. Whitters has been an advisor/consultant to Frazier Healthcare, a private equity firm, since 2005. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, most recently as its Chief Financial Officer. He also previously served as the Controller for United Healthcare Corp. from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and he began his career in public accounting with Peat Marwick (now KPMG). Mr. Whitters currently serves as a member of the board of directors of PRGX Global, Inc., a provider of recovery audit and spend analytics services, and Cutera, Inc., a global aesthetics device company. In the past five years, Mr. Whitters served on the boards of directors and audit committees of various public companies, including InfuSystem Holdings, Inc., a provider of infusion pumps and related products and services, Analogic Corporation, a healthcare and security technology solutions company, and Air Methods Corp., an air medical transportation and air tourism company. Mr. Whitters has also been an advisor or board member of several private companies. Mr. Whitters holds a B.A. in Accounting from Luther College.
As a former Chief Financial Officer with significant public company governance experience in the medical technology and medical device industry, Mr. Whitters brings to our Board extensive experience in finance, accounting, public company governance, operations and strategy.
Elizabeth Dávila has served as a member of our Board since February 2008. She also served as Vice Chairperson of our Board from September 2008 through November 2017. Ms. Dávila was the former Chairman and Chief Executive Officer of VISX, Incorporated (“VISX”), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of Afaxys, Inc., a private company that supplies family planning providers with pharmaceuticals and supplies as well as 416 Holdings, Inc., the private holding company for Afaxys, Inc., and Kaleido Health Solutions, Inc., a private telehealth company. In the past five years Ms. Dávila has served as a member of the board of directors of NuGEN Technologies, Inc., a private company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis, which was acquired by the Tecan Group in September 2018. Ms. Dávila holds a B.S. in Chemistry from St. Mary’s College in Notre Dame, Indiana, a M.S. in Chemistry from the University of Notre Dame and a M.B.A. from Stanford University.
As a former Chief Executive Officer of VISX and a current and former member of multiple public and private company boards, Ms. Dávila has extensive healthcare industry experience in management, business development, operations, strategy and capital equipment sales.
Joshua H. Levine has served as our President and Chief Executive Officer and as a member of our Board since October 2012. He has been the President, Chief Executive Officer, and a director of two other publicly traded global medical device firms, including Mentor Corporation, a surgical implant/medical device manufacturer in the aesthetics space from 2004 to 2009, and, prior to joining Accuray, with Immucor Corporation, a diagnostics manufacturer of automated instrumentation and reagents used in blood transfusion procedures. Mr. Levine currently serves on the Board of Directors of Natus Medical Incorporated, a provider of medical devices, software and services for the newborn care, neurology, sleep, hearing and balance markets. Mr. Levine holds a B.A. from the University of Arizona.
Mr. Levine brings diverse, global healthcare industry experience and a strong track record of creating and unlocking strategic value for the companies he has led. Mr. Levine’s qualifications to serve on our Board include, among other skills and qualifications, his strategic business development skills, commercial leadership experience and executive vision. In addition, Mr. Levine brings expertise in the medical device and medical technology industries from years of experience as a chief executive officer with two other publicly traded, small cap medical device manufacturing companies.
James M. Hindman has served as a member of our Board since September 2019. Mr. Hindman served in various positions at Allergan, Inc. (“Allergan”), a multi-specialty healthcare company, from 1984 to March 2015, where he held positions of increasing responsibility, including most recently as the Executive Vice President, Finance and Business Development, Chief Financial Officer from August 2014 to March 2015. Mr. Hindman served as Senior Vice President of Treasury, Risk and Investor Relations at Allergan from March 2002 to August 2014, and, from 1984 to 2002, Mr. Hindman served a variety of other finance positions at Allergan, including Senior Vice President, Finance and Controller; Vice President, Finance; Vice President, Financial Planning and Analysis; and Assistant Corporate Controller. Mr. Hindman currently serves on the board of directors of Millendo Therapeutics, Inc., a public biotechnology company, Aatru Medical, a private medical device company, and Urovant Sciences, Inc., a clinical stage biopharmaceutical company. In the past five years, Mr. Hindman served on the board of directors of Sienna Biopharmaceuticals, Inc., a clinical-stage medical dermatology and aesthetics company. He has also provided financial consulting services to Cidara Therapeutics, Inc., a public biotechnology company, since July 2015, and to RANI Therapeutics, a privately held biotechnology company, from December 2017 to December 2018. Mr. Hindman holds a B.S. in Accounting from Loyola Marymount University and a M.B.A. from Pepperdine University.
As a former Chief Financial Officer of a publicly traded global healthcare company with significant financial experience in the medical device industry, Mr. Hindman brings to our Board extensive experience in business development, strategy, financial planning and reporting, and public company governance.
Non-Continuing Director
Jack Goldstein, Ph.D., has served as a member of our Board since May 2010. Dr. Goldstein has been an independent consultant since 2006 specializing in human medical diagnostics, biopharmaceuticals and medical devices. He served as President and Chief Operating Officer of Chiron Corporation from 2004 until its acquisition by Novartis in 2006, and from 2002 to 2004 he served as President of Chiron’s Blood Testing Division. From 2000 to 2002, he was a general partner at Windamere Venture Partners, a private venture capital investment fund. From 1997 to 2001, he served as President and Chief Executive Officer at Applied Imaging Corporation, and from 1999 until 2002, he also served as Chairman of the Board of Applied Imaging. From 1986 to 1997, Dr. Goldstein served in various executive positions at Johnson & Johnson, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics. In the past five years, Dr. Goldstein previously served as Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc., a drug discovery and development company, and served as a member of the Board of Directors of Counsyl, Inc., a private medical genetics testing company. Dr. Goldstein holds a B.A. in biology from Rider University and an M.S. in immunology and a Ph.D. in microbiology from St. John’s University.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits a contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
How Votes Are Counted
Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. To be elected, directors must receive a majority of votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. You may vote either “FOR” or “AGAINST” each director nominee or you may abstain. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TWO NOMINEES FOR CLASS II DIRECTOR LISTED ABOVE.

PROPOSAL TWO
APPROVAL OF THE AMENDED AND RESTATED ACCURAY INCORPORATED 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN
We are asking our stockholders to approve an amended and restated version of the Accuray Incorporated 2016 Equity Incentive Plan (the “2016 Plan”) solely to increase the shares of common stock reserved for issuance thereunder. The 2016 Plan was initially adopted in 2016 and was subsequently amended in 2018. Subject to our stockholders’ approval at the Annual Meeting, our Board adopted an amended and restated version of the 2016 Plan (the “Amended 2016 Plan”) based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). If approved by our stockholders, the Amended 2016 Plan will replace the current version of the 2016 Plan (the “Existing 2016 Plan”).
The Amended 2016 Plan would increase the shares of our common stock reserved for issuance thereunder by 7,920,000 shares. If the Amended 2016 Plan is approved by our stockholders, the total number of shares of our common stock that will be reserved for issuance under the Amended 2016 Plan will be (i) 18,420,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “2007 Plan”), as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101. The amendment would not make any other changes to the Existing 2016 Plan.
As further described below, the 2016 Plan provides for grants of equity awards to executives and employees of Accuray as well as non-employee directors and consultants. The purpose of the 2016 Plan is to provide equity incentives to executives, employees, non-employee directors and consultants in order to align their interests with long-term stockholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. We believe that increasing the number of shares issuable under the 2016 Plan is necessary in order to allow Accuray to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders. We rely on equity awards to retain and attract key employees and non-employee Board members and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of Accuray depend. The availability of an adequate number of shares available for issuance under the 2016 Plan is an important factor in fulfilling these purposes.
We expect the number of shares of our common stock to be reserved for issuance under the Amended 2016 Plan to be sufficient to permit us to continue granting equity-based compensation at appropriate levels for the next two years. The following factors were considered by the Compensation Committee and the Board when determining the number of shares of our common stock to reserve for issuance under the Amended 2016 Plan:
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Historical Grant Practices. The Compensation Committee and the Board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2018, 2019, and 2020, we granted equity awards covering 3,030,914 shares, 4,744,882 shares, and 4,732,427 shares of our common stock, respectively, for a total of approximately 12,508,223 shares over that three-year period.

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Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which shares of our common stock will be issued under the Amended 2016 Plan: (i) the shares of our common stock available for issuance in the form of new grants under the 2016 Plan and (ii) forecasted future grants, determined based on our stock price and the competitive dollar value to be delivered to the participant. However, we determine the size of equity awards to be granted based on such value, and therefore, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants.

•
Number of Shares Remaining under Stock Incentive Plans. As of June 30, 2020, we had three outstanding stock incentive plans: the 2016 Plan, the 2007 Plan, and the 1998 Stock Incentive Plan (the “1998 Plan”). As of June 30, 2020, the number of shares of our common stock that remained available for issuance in the form of new grants under the 2016 Plan was 2,183,764 shares plus any shares of our common stock subject to outstanding equity awards granted under our 2016 Plan and 2007 Plan that are added or return to the 2016 Plan under the 2016 Plan’s terms and (ii) there were no shares of our common stock that remained available for issuance under our 2007 Plan and 1998 Plan. As of the same date, the total number of shares of our common stock covered by outstanding equity awards under our existing stock incentive plans was 8,507,172, which consisted of (i) 5,356,705 shares of our common stock subject to outstanding, unexercised options (with a weighted average exercise price of $3.91 and a weighted term of 7.36 years) and (ii) 3,150,467 shares of our common stock subject to outstanding unvested awards of restricted stock units (“RSUs”), market-based performance units (“MSUs”), and other performance units (“PSUs”). As of August 31, 2020, there have been no material changes to the foregoing numbers.

•	Proxy Advisory Firm Guidelines. In light of our significant institutional stockholder base, the Compensation Committee and the Board considered proxy advisory firm guidelines.
If stockholders do not approve the increase in shares, we will continue to grant equity awards under the terms of the 2016 Plan as currently in effect.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED 2016 PLAN.
Summary of the Amended 2016 Plan
The following paragraphs provide a summary of the main features of the Amended 2016 Plan and its operation. However, this summary does not provide a complete description of all of the Amended 2016 Plan’s provisions and is qualified in its entirety by the specific language of the Amended 2016 Plan. A copy of the Amended 2016 Plan is provided as Appendix A to this Proxy Statement.
Purposes of the Amended 2016 Plan
The purposes of the Amended 2016 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.
Shares Available for Issuance
Subject to the adjustment provisions contained in the Amended 2016 Plan, our stockholders are being asked to approve an increase in the number of shares of our common stock available for issuance under the Amended 2016 Plan by 7,920,000. If approved, the total number of shares of our common stock that will be reserved for issuance under the Amended 2016 Plan will be (i) 18,420,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2007 Plan as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101. The shares of our common stock may be authorized, but unissued or reacquired common stock.
If any award granted under the Amended 2016 Plan expires or becomes unexercisable without having been exercised in full or is forfeited to or repurchased by us due to failure to vest, then the expired, unexercised, forfeited, or repurchased shares of our common stock subject to such award will become available for future grant or sale under the Amended 2016 Plan. Shares of our common stock used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the Amended 2016 Plan. If an award is paid out in cash rather than shares of our common stock, such payment will not reduce the number of shares of our common stock available for issuance under the Amended 2016 Plan.
For purposes of determining the number of shares of our common stock that remain available for issuance under the Amended 2016 Plan and the number of shares of our common stock returned to the Amended 2016 Plan’s share reserve, each share subject to an award other than an option, a stock appreciation right, or any other award that is based solely on an increase in value of the shares following the grant date will count as 1.71 shares.
Limitations
The Amended 2016 Plan contains annual grant limits that were originally intended to satisfy the “performance-based compensation” provisions of Section 162(m). The “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain the following limits to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, the number of shares of our common stock covered by and the initial value of awards that can be issued to any particular employee or consultant under the Amended 2016 Plan in any fiscal year are limited to the amounts set forth below:
Award Type	Annual Number of Shares or Dollar Value
Stock Options	Maximum of 4,000,000 shares of our common stock
Stock Appreciation Rights	Maximum of 4,000,000 shares of our common stock
Restricted Stock	Maximum of 2,000,000 shares of our common stock
Restricted Stock Units	Maximum of 2,000,000 shares of our common stock
Performance Shares	Maximum of 2,000,000 shares of our common stock
Performance Units	Maximum initial value of $10,000,000
The Amended 2016 Plan also provides that in any fiscal year, a non-employee board member may not be granted awards with a grant date fair value (determined in accordance with GAAP) exceeding $500,000. Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in the corporate structure affecting our common stock, the Amended 2016 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2016 Plan, will adjust the number and class of shares that may be delivered under the Amended 2016 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.
Administration
The Board has delegated administration of the Amended 2016 Plan to the Compensation Committee. The Board and the Compensation Committee may further delegate administration of the Amended 2016 Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the 2016 Plan. For purposes of this summary of the Amended 2016 Plan, the term “administrator” will refer to the Board or any committee designated by the Board to administer the Amended 2016 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of awards intended to qualify for the performance-based compensation exception under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).
Subject to the terms of the Amended 2016 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; to approve forms of award agreements for use with the Amended 2016 Plan; to modify or amend each award (subject to the repricing restrictions of the Amended 2016 Plan), including to accelerate vesting or waive forfeiture restrictions; and to interpret the provisions of the Amended 2016 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Amended 2016 Plan. The administrator will issue all awards pursuant to the terms and conditions of the Amended 2016 Plan.

The administrator may not implement a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entity selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.
Eligibility
All types of awards may be granted to our non-employee directors and to employees and consultants of any parent, subsidiary, or affiliate corporation of ours. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. As of June 30, 2020, we had approximately 929 employees (including one employee director), seven non-employee directors, and 88 consultants.
Stock Options
An option gives a participant the right to purchase a specified number of shares of our common stock for a fixed exercise price during a specified period of time. Each option granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the option and the other terms and conditions of the option, consistent with the requirements of the Amended 2016 Plan.
The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on the Nasdaq Stock Market.
Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, but an option granted under the Amended 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such option is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control (as defined in the Amended 2016 Plan). However, an option may be granted without regard to this minimum vesting limitation as long as the shares subject to such option would not represent more than 5% of the shares subject to all outstanding options, stock appreciation rights, and awards of restricted stock units under the Amended 2016 Plan.
Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following a termination of the participant’s service for reasons other than death or disability (and if the participant dies within the 3-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the Amended 2016 Plan. In no event will the option be exercisable after the end of the option’s term.
The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).
The Amended 2016 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares of our common stock to be exercised, together with applicable tax withholdings.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in shares of our common stock, or a combination of both. Each stock appreciation right granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, but a stock appreciation right granted under the Amended 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such stock appreciation right is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control. However, a stock appreciation right may be granted without regard to this limitation as long as the shares subject to such stock appreciation right would not represent more than 5% of the shares subject to all outstanding options, stock appreciation rights, and awards of restricted stock units under the Amended 2016 Plan.
The term of a stock appreciation right may not be more than ten years. The terms and conditions relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares of our common stock that vest in accordance with the terms and conditions established by the administrator in its sole discretion. Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and the other terms and conditions of the award.
Unless the administrator provides otherwise, participants holding shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
A restricted stock unit represents a right to receive cash or a share of our common stock if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and other terms and conditions of the award.
The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, but an award of restricted stock units granted under the Amended 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such award is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control. However, an award of restricted stock units may be granted without regard to this minimum vesting limitation as long as the shares subject to such award would not represent more than 5% of the shares subject to all outstanding options, stock appreciation rights, and awards of restricted stock units under the Amended 2016 Plan.
After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of both.
Performance Units and Performance Shares
Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.
Each award of performance units or performance shares granted under the Amended 2016 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.
After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce, or waive any performance objectives or other vesting provisions for such performance units or performance shares, but may not increase the amount payable at a given level of performance.
The administrator has the discretion to pay earned performance units or performance shares in the form of cash, shares of our common stock (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.
A participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.
Performance Goals
The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the Amended 2016 Plan may be made subject to the attainment of performance goals relating to one or more business criteria that were originally intended to qualify for the “performance-based compensation” exception under Section 162(m). As noted earlier in this proposal, the “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain provisions relating to Section 162(m) that no longer apply to future equity awards so as to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, provisions in the Amended 2016 Plan that permitted awards to be granted or earned based on achievement of pre-established performance criteria that had previously been approved by stockholders remain in the plan, but no longer have any practical effect.
To the extent necessary to comply with the “performance-based compensation” provisions of Section 162(m) for any grandfathered awards, following the completion of each performance period applicable to such awards, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.
Transferability of Awards
Awards generally are not transferable other than by will or by the laws of descent or distribution. However, the administrator may permit an award other than an incentive stock option to be assigned or transferred during a participant’s lifetime (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement, (ii) to a “family member” (within the meaning of Form S-8 under the Securities Act of 1933, as amended) in connection with the participant’s estate plan, or (iii) or as required by law.
Dissolution or Liquidation
In the event of a proposed dissolution or liquidation of our company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control
The Amended 2016 Plan provides that, in the event of a merger or Change in Control, each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.
If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, unless the applicable award agreement provides otherwise, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that has elapsed as of immediately prior to the transaction), and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to our non-employee directors that are assumed or substituted for in a merger or Change in Control, upon the termination of a non-employee director’s service as a director of ours or the successor corporation (other than a voluntary resignation that is not made at the acquirer’s request), then (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that elapsed as of immediately prior to the transaction) and all other terms and conditions will be deemed met.
Forfeiture Events
Each award under the Amended 2016 Plan will be subject to any clawback policy of ours, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events.
The Amended 2016 Plan includes a recoupment policy, which provides that in the absence of a clawback policy, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law.
The administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy, the recoupment policy described above, or applicable laws.
Termination or Amendment
The Amended 2016 Plan will automatically terminate ten years from the date that the 2016 Equity Incentive Plan was originally adopted by the Board, unless terminated at an earlier time by the Board. The administrator may amend, alter, suspend, or terminate the Amended 2016 Plan at any time; provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended 2016 Plan. The summary is based on existing U.S. laws and regulations as of the Record

Date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares of our common stock acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares of our common stock on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares of our common stock on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares of our common stock acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares of our common stock acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares of our common stock issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Shares and Performance Unit Awards
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares of our common stock received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended 2016 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
We generally will be entitled to a tax deduction in connection with an award under the Amended 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 in any taxable year. For tax years beginning before January 1, 2018, compensation in excess of $1,000,000 could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m); however, this exception has been repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that has not been materially modified after that date.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
The benefits that will be awarded or paid under the Amended 2016 Plan are not currently determinable. Any future awards granted to eligible participants under the Amended 2016 Plan will be made at the discretion of the administrator, and no such determination as to future awards or who might receive them has been made.

Existing Plan Benefits to Employees and Directors
The number of awards that an employee, director, or consultant may receive under the Amended 2016 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the Existing 2016 Plan during fiscal year 2020 to each of our named executive officers; executive officers, as a group; directors who are not employees, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs, PSUs, and MSUs (at target) granted under the Existing 2016 Plan during fiscal year 2020 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of shares subject to such options, RSUs, PSUs, and MSUs.
	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to RSUs, PSUs, and MSUs Granted	Dollar Value of Options and RSUs, PSUs, and MSUs Granted(1)
Joshua H. Levine President and Chief Executive Officer	923,020	$2.60	418,490	$2,167,823
Shig Hamamatsu Senior Vice President, Chief Financial Officer	196,010	$2.60	88,870	$460,355
Suzanne Winter(2) Senior Vice President, Chief Commercial Officer	—	—	—	—
Patrick Spine Senior Vice President, Chief Administrative Officer	118,210	$2.60	53,600	$277,643
Jesse Chew Senior Vice President, General Counsel and Corporate Secretary	122,360	$2.60	55,480	$287,385
Lionel Hadjadjeba(2) Former Senior Vice President, Chief Commercial Officer	—	—	—	—
Andy Kirkpatrick Former Senior Vice President, Chief Operations Officer	212,630	$2.60	96,400	$499,375
Executive officers as a group	1,572,230	$2.60	712,840	$3,692,579
Non-employee director group	—	—	349,932	$1,074,993
Non-executive officers employee group	180,150	$2.60	863,495	$2,588,481
(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.
(2)	No awards were granted under the Existing 2016 Plan to Ms. Winter or Mr. Hadjadjeba in fiscal 2020.
How Votes are Counted
The Amended 2016 Plan must be approved by a majority of the votes cast, meaning that the Amended 2016 Plan will be approved only if the number of votes “FOR” approval of the Amended 2016 Plan exceeds the number of votes “AGAINST” approval of the Amended 2016 Plan. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the proposal regarding the Amended 2016 Plan, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN.

PROPOSAL THREE
APPROVAL OF THE AMENDED AND RESTATED ACCURAY INCORPORATED 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN
We are asking our stockholders to approve an amended and restated version of the Accuray Incorporated 2007 Employee Stock Purchase Plan (the “ESPP”). The ESPP was initially adopted in 2007 and subsequently was amended in 2014, 2016 and 2018. The Board has approved an amended and restated version of the ESPP, the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “Amended ESPP”), subject to approval from the stockholders at this Annual Meeting. If the stockholders approve the Amended ESPP, the Amended ESPP will replace the current version of our ESPP (the “Existing ESPP”), effective as of the offering period commencing on December 1, 2020.
The Amended ESPP would increase the shares of our common stock reserved for issuance thereunder by 1,500,000 shares. If the Amended ESPP is approved by our stockholders, the total number of shares of our common stock that will be reserved for issuance under the Amended ESPP will be 12,263,101 shares (inclusive of the foregoing 1,500,000 share increase). The amendment would not make any other changes to the Existing ESPP.
The ESPP is a significant component of our equity incentive program and provides our employees the opportunity to buy shares of our common stock at a discount through payroll deductions. We believe that offering an employee stock purchase program is crucial to our ability to continue to successfully compete for top talent in the technology industry and aligns the interests of employees and stockholders by enabling employees to acquire an ownership stake in the Company. Therefore, if stockholders do not approve the Amended ESPP, our ability to offer competitive compensation to existing employees and qualified candidates may be limited by the remaining shares available for issuance under the Existing ESPP.
We expect the number of shares of our common stock to be reserved for issuance under the Amended ESPP to be sufficient to permit us to continue offering our employees the opportunity to buy shares of our common stock at a discount for the next two years. In determining the number of shares of our common stock to reserve for issuance under the Amended ESPP, the Compensation Committee and the Board considered the historical number of shares of common stock purchased by our employees under the Existing ESPP.
If stockholders do not approve the increase in shares, we will continue to offer shares of common stock to our employees under the terms of the Existing ESPP as currently in effect. As of June 30, 2020, only 1,911,552 shares of our common stock remained available for issuance thereunder.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN.
Additional Information Regarding the ESPP
•
The actual number of shares of our common stock that will be purchased under the Amended ESPP cannot be determined because such number will depend on a number of indeterminable factors (including the number of participants, the rates at which participants make contributions to the Amended ESPP, and the market price of our common stock). However, in fiscal years 2018, 2019, and 2020, the numbers of shares of our common stock purchased under the ESPP were 921,583 shares, 911,741 shares, and 1,136,096 shares, respectively.

•
325 employees participated in the most recently completed offering period, purchasing approximately 612,382 shares of our common stock (with an approximate value of $1.29 million on the date of purchase) at a purchase price of $1.785 per share. As of June 30, 2020, approximately 806 employees were eligible to participate in the ESPP.

•	As of June 30, 2020, there were 319 employees participating in the offering period then in progress under the ESPP.

Summary of the Amended ESPP
The following paragraphs provide a summary of the principal features of the Amended ESPP and its operation. However, this summary is not a complete description of all of the provisions of the Amended ESPP and is qualified in its entirety by the specific language of the Amended ESPP. A copy of the Amended ESPP is provided as Appendix B to this Proxy Statement.
General
The purpose of the Amended ESPP is to provide eligible employees with an opportunity to purchase shares of our common stock through contributions, generally through payroll deductions. The Amended ESPP permits the Board or the Compensation Committee (referred to herein as the “administrator”) to grant purchase rights that qualify for preferential tax treatment under Code Section 423 (the “423 Component”). In addition, the Amended ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 (the “Non-423 Component”), pursuant to rules, procedures or sub-plans adopted by the Board or a committee of the Board (including the Compensation Committee) administering the Amended ESPP that are designed to achieve desired tax or other objectives.
Administration
The Amended ESPP will be administered by the Board or a committee consisting of at least two members of the Board, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee currently administers the Amended ESPP, but the Board may at any time exercise the rights and duties of the administrator of the Amended ESPP.
Subject to the terms and conditions of the Amended ESPP, the administrator has the power to interpret the Amended ESPP and the terms of the options; to adopt, interpret, amend, or revoke any rules for the administration, interpretation, and application of the Amended ESPP; to delegate ministerial duties to any of the Company’s employees; to designate separate offerings under the Amended ESPP; to designate subsidiaries of the Company as participating in the 423 Component or Non-423 Component; to determine eligibility; to adjudicate all disputed claims filed under the Amended ESPP; to adopt rules and procedures regarding eligibility to participate, the definition of “compensation” for purposes of the Amended ESPP, handling of contributions, making of contributions to the Amended ESPP, establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements; to determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Amended ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Amended ESPP or the same offering to employees resident solely in the U.S.; and to utilize the services of an agent to assist in the administration of the Amended ESPP. All actions taken and all interpretations and determinations made by the administrator will be final and binding upon all participants, the Company and all other interested persons.
Eligibility
Generally, our employees and the employees of our designated subsidiaries who customarily work more than 20 hours per week and more than five months per calendar year are eligible to participate in the Amended ESPP. However, no employee is eligible to participate in the Amended ESPP if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Amended ESPP) representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our parent or subsidiary corporations. In addition, no employee is permitted to participate if the rights of the employee to purchase our common stock under the Amended ESPP and all similar purchase plans maintained by us or our subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. As of June 30, 2020, approximately 806 employees were eligible to participate in the ESPP.
Shares Reserved
Subject to certain adjustments set forth in the Amended ESPP, our stockholders are being asked to approve an increase to the number of shares of our common stock reserved for issuance under the ESPP equal to

1,500,000 shares. If the Amended ESPP is approved by our stockholders, the total number of shares of our common stock that will be reserved for issuance under the Amended ESPP will be 12,263,101 shares (inclusive of the foregoing 1,500,000 share increase).
Enrollment
Eligible employees become participants in the Amended ESPP by executing a subscription agreement and filing it with us 15 days (or such shorter or longer period as may be determined by the Amended ESPP’s administrator) prior to the applicable enrollment date. By enrolling in the Amended ESPP, a participant is deemed to have elected to purchase the maximum number of whole shares of our common stock that can be purchased with the compensation withheld during each offering period for which the participant is enrolled. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with the Company or one of the Company’s designated subsidiaries terminates.
Terms
Offerings; exercise dates. The Amended ESPP will have successive offering periods, with the length of each offering period determined by the administrator up to a maximum of 27 months. As currently operated, a new 12-month offering period will begin on June 1st and December 1st of each year during the term of the Amended ESPP. Each offering period will have two successive purchase periods (each approximately 6 months in length). Purchases will be made once during each purchase period on the last trading day of such purchase period (the “exercise date”). If the fair market value of a share of our common stock on the exercise date is less than the fair market value of a share of our common stock on the first trading day of the offering period, participants will be withdrawn from such offering period following their purchase of shares on the exercise date and will be automatically re-enrolled in a new offering period. The Amended ESPP’s administrator may change the duration and timing of offering periods and purchase periods under the Amended ESPP.
Price and payment. Employees electing to participate in the Amended ESPP will authorize payroll deductions made on each pay day during each offering period until the employee instructs us to stop the deductions or until the employee’s employment is terminated. Participants may contribute from 1% to 10% of their compensation through payroll deductions, and the accumulated deductions will be applied to the purchase of shares of our common stock on each exercise date. Compensation for purposes of the Amended ESPP includes an employee’s base straight time gross earnings and commissions but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. A participant generally may not make contributions into his or her account other than through payroll deductions. During an offering period, a participant generally may change the rate of payroll deductions, including reducing the contribution rate to 0%, but the administrator has the discretion to limit the type and number of such rate changes during any offering period. Participant contributions are generally credited to the participant’s account, withheld in whole percentages (from 1% to 10% of “compensation”), and are included with the Company’s general funds.
The purchase price per share of our common stock generally will be equal to 85% of the fair market value of a share of our common stock on the first trading day of the applicable offering period or, if lower, 85% of the fair market value of a share of our common stock on the last trading day of the applicable purchase period. No employee is permitted to purchase more than 2,500 shares during each purchase period. The administrator has the ability to change the purchase price per share of our common stock and purchase limits for future offering periods. The fair market value of a share of our common stock on any date generally will equal the closing sales price of a share on The Nasdaq Stock Market for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Amended ESPP’s administrator may deem reliable for such purposes.
Termination of participation. Employees may withdraw from an offering period and end their participation in the Amended ESPP at any time during the offering period. Once a participant withdraws from an offering period, however, that participant may not participate again in the same offering period and would be required to deliver a new subscription agreement to the Company in order to participate in a future offering period. In addition, participation in the Amended ESPP automatically will end in the event a participant ceases to qualify as an eligible employee for any reason. Upon termination of participation in the Amended ESPP, the former participant’s payroll deductions not already used to purchase shares of our common stock under the Amended ESPP will be returned to him or her.

Adjustments
In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s common stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company, appropriate adjustments will be made to the number of shares of our common stock available for issuance under the Amended ESPP, the purchase price and number of shares of our common stock covered by options outstanding under the Amended ESPP, and the maximum number of shares of our common stock that may be purchased by each participant during each purchase period.
Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the administrator will shorten any purchase periods then in progress by setting a new purchase date and any offering periods will end on the new purchase date. The new purchase date will be prior to the dissolution or liquidation. If the administrator shortens any purchase periods then in progress, the administrator will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares of our common stock under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.
Merger or Change in Control
In the event of a merger or Change in Control (as defined in the Amended ESPP), the outstanding rights under the Amended ESPP will be assumed or an equivalent right substituted by the successor company or its parent or subsidiary. If the successor company or its parent or subsidiary refuses to assume the outstanding rights or substitute an equivalent right, then the purchase period then in progress will be shortened by setting a new exercise date prior to the effective date of the transaction and all outstanding purchase rights will automatically be exercised on the new exercise date. The purchase price will be equal to 85% of the fair market value of a share of our common stock on the first trading day of the applicable offering period in which an acquisition occurs or, if lower, 85% of the fair market value of a share of our common stock on the date the purchase rights are exercised.
Termination or Amendment
The Board may at any time and for any reason terminate or amend the Amended ESPP. Generally, no amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant’s consent, provided that an offering period may be terminated by the Board if it determines that the termination of the offering period or the Amended ESPP is in the best interests of our company and our stockholders. To the extent necessary to comply with Section 423 of the Code, we will obtain stockholder approval of any amendment to the Amended ESPP.
Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Amended ESPP’s administrator may change the offering periods or purchase periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, and establish such other limitations or procedures as it determines consistent with the Amended ESPP. In addition, in the event the Board determines that the ongoing operation of the Amended ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Amended ESPP to reduce or eliminate such accounting consequence. Such modifications or amendments will not require stockholder approval or the consent of any of the Amended ESPP’s participants.
The Amended ESPP will remain in effect until terminated by the Amended ESPP’s administrator.
Plan Benefits
Participation in the Amended ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Amended ESPP are not determinable. Non-employee directors are not eligible to participate in the Amended ESPP. No purchases have been made under the Amended ESPP since its adoption by the Board.

Summary of U.S. Federal Income Tax Consequences
The following brief summary of the effect of the U.S. federal income taxation upon the participant and the Company with respect to the shares of our common stock purchased under the Amended ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The Amended ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of our common stock purchased under the Amended ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares of our common stock are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares of our common stock at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares of our common stock as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares of our common stock are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares of our common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of our common stock prior to the expiration of the holding periods described above.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
How Votes Are Counted
The Amended ESPP must be approved by a majority of the votes cast, meaning that the Amended ESPP will be approved only if the number of votes “FOR” approval of the Amended ESPP exceeds the number of votes “AGAINST” approval of the Amended ESPP. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the proposal regarding the Amended ESPP, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR
ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY” VOTE)
General
We are submitting to our stockholders for approval, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs,” or each, an “NEO”) as disclosed in this Proxy Statement in accordance with the SEC’s rules (a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. We have held a say-on-pay vote annually since our first say-on-pay vote in 2011 and our next say-on-pay vote will be held at next year’s annual meeting of stockholders.
The Compensation Committee of our Board (the “Compensation Committee”) considers the results of each annual stockholder advisory vote on the compensation of our NEOs and stockholder feedback on our executive compensation program. At our 2019 Annual Meeting of Stockholders, approximately 10.5% of votes cast were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. In response to the low support for our executive compensation program, we engaged with several stockholders, including five of our largest 25 stockholders, on topics including our executive compensation program, policies and practices and responded to feedback that we received in the form of certain changes to our executive compensation program, as discussed in more detail in “Compensation Discussion and Analysis” below.
Summary of Fiscal 2020 Executive Compensation Program
Our executive compensation program is designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, our Board urges you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis” below:
•
We provide reasonable base salaries. We target our NEO base salaries at the middle of the competitive market (as reported in the Radford April 2019 High-Tech Industry Survey) for companies with $200 million to $500 million in annual revenue and based on an analysis of the compensation practices of a peer group of 13 medical device companies with whom we compete for executive talent. After moderately increasing the annual base salaries for certain of our NEOs, including our CEO, as part of the Company’s annual executive compensation review, our Board, as a result of the COVID-19 pandemic, approved temporary base salary reductions of 25% for our CEO and 15% for all other NEOs for the period from June 1, 2020 through December 31, 2020. Please see “Compensation Discussion and Analysis—Base Salary” below for additional information regarding base salaries.

•	We link pay to performance.
•
Elimination of fiscal 2020 annual cash incentive awards. Due in part to the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, fiscal 2020 annual cash incentive awards were eliminated (other than for Ms. Winter who had a contractually guaranteed annual cash incentive award pursuant to the terms of her employment agreement). However, if the fiscal 2020 annual cash incentive awards had not been eliminated, the awards would have funded, in accordance with the funding methodology established at the beginning of the year, at approximately 79% of the target level. Accordingly, had the annual cash incentive awards not been eliminated for fiscal 2020, each NEO who would have been eligible to receive an annual cash incentive award (other than our CEO and Messrs. Kirkpatrick and Hadjadjeba who left the company prior to the end of fiscal 2020) would have received approximately 79% of his or her target cash incentive award opportunity, ranging from $182,537 to $242,997, and our CEO would have received an annual cash incentive award of $688,867. In the aggregate, a total of $1,296,938 in annual cash incentive awards were eliminated for our NEOs, including our CEO.

•
Reduction in the aggregate grant date fair value of fiscal 2020 annual “refresh” equity awards to our NEOs. The aggregate grant date fair value of each NEO’s fiscal 2020 annual “refresh” equity awards was decreased by over 28% relative to the aggregate grant date fair value of such NEO’s fiscal 2019 annual “refresh” equity awards (other than Ms. Winter, who was not an employee of the Company in fiscal 2019 and Mr. Hadjadjeba, who was terminated from the Company prior to the grant of fiscal 2020 annual “refresh” equity awards). Specifically, for fiscal 2020, each NEO, other than our CEO, Ms. Winter and Mr. Hadjadjeba, was granted an option to purchase shares of our common stock ranging from 118,210 shares to 212,630 shares and RSU awards for amounts ranging from 53,600 shares to 96,400 shares of our common stock. Please see “Compensation Discussion and Analysis—Long-term Incentive Compensation” below for additional information regarding our long-term incentive compensation program.

•
Adjusted mix of CEO fiscal 2020 annual “refresh” awards to include a performance-based PSU award. Instead of 100% stock options as was the case in fiscal 2019, our Board adjusted the mix of our CEO’s fiscal 2020 annual “refresh” equity awards such that approximately 50% of the grant date fair value of such awards was comprised of a performance-based PSU award and the balance consisted of an option to purchase shares of our common stock. Specifically, for fiscal 2020, our CEO was granted an option to purchase 923,020 shares of our common stock and a PSU award for 418,490 shares of our common stock. The PSU award would only have vested if the Company’s fiscal 2020 revenue from all regions (excluding any product revenue from China) exceeded the Company’s annual operating plan for such regions by $8.0 million (the “Performance Goal”). The Compensation Committee determined that the Performance Goal was not met and the PSU award was cancelled. Please see “Compensation Discussion and Analysis—Long-term Incentive Compensation—Performance-based PSU Award” below for additional information regarding the PSU award granted to our CEO.

•
Performance requirements for MSU plan performance periods ending in fiscal 2020 were not met.  With respect to the market stock unit (“MSU”) awards granted in fiscal 2017 and 2018, the Compensation Committee calculated the number of shares of our common stock earned using a sliding scale based on stock price performance above and below the Russell 2000 Index, up to a maximum of 150% of the target number of shares. Each of the MSU awards granted in fiscal 2017 and 2018 had two performance periods, beginning on November 1, 2016 for those granted in fiscal 2017 (with each performance period ending October 31, 2018 and October 31, 2019, respectively) and beginning on November 1, 2017 for those granted in fiscal 2018 (with each performance period ending October 31, 2019 and October 31, 2020, respectively). For the second performance period related to the fiscal 2017 MSU program (“2017 MSU Program”) and the first performance period related to the fiscal 2018 MSU program (“2018 MSU Program”), the Compensation Committee determined that the performance requirements were not met and all MSUs with respect to such performance periods were cancelled.

•
We provide reasonable change in control and severance arrangements. Each NEO’s employment agreement has reasonable post-employment cash payment and benefit levels and contains a “double trigger” acceleration provision for unvested and unearned equity awards in the event of a change in control of the Company. For the terms of the employment agreements for our CEO and the other NEOs, please refer to the information set forth under “—Employment, Change in Control and Severance Arrangements”.

•	We maintain sound corporate governance standards. We have adopted the following executive compensation policies and practices:
•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
We mitigate unnecessary compensation-related risk. We have implemented robust Board and management-level processes to identify compensation-related risks, and we mitigate undue risk with business controls, including limits on payout levels under our annual cash incentive award plan and a compensation recovery (“clawback”) policy that applies to both our annual cash incentive award and long-term incentive compensation plans.

•
We have adopted stock ownership requirements. The Compensation Committee believes it is important for our executives, including our NEOs, and non-employee directors to hold a minimum amount of our equity securities in order to align their interests with those of our stockholders. Consistent with this belief, we have adopted stock ownership requirements for our executives and non-employee directors. All of our executives and non-employee directors are in compliance or are on track to be in compliance with these stock ownership requirements.

•
No hedging or pledging transactions allowed. Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.

•	We do NOT engage in the following compensation practices:
•	We generally do not provide perquisites or other personal benefits to our NEOs, except for those who are employed internationally in accordance with local customs.
•
We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our senior executives, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations.

•	We do not provide excise tax gross-ups.
The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person (virtually) or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Because your vote is advisory, it will not be binding on the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and approving our executive compensation program, and the Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Board’s Recommendation
Based on the information provided above and within “Compensation Discussion and Analysis” in this Proxy Statement, we request that you indicate your support for our executive compensation philosophy, policies and practices by voting in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Company’s 2020 Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative compensation disclosures.”
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2021. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.
Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021 is not required by law, the Nasdaq Stock Market (“Nasdaq”) listing requirements, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (“Bylaws”). However, our Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2020. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2020 and 2019 are as follows:
	Fiscal Year Ended June 30,
Service Category	2020	2019
Audit Fees(1)	$2,154,283	$2,300,550
Audit Related Fees	—	—
Tax Fees	10,739	12,797
All Other Fees	—	—
Total	$2,165,021	$2,313,347
(1)
Audit fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of consents and fees for statutory audits.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of our consolidated financial statements included in our Annual Report, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person (virtually) or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2021.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.
Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2020, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2020 with our management.
2.	The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Joseph E. Whitters, Chairperson
Elizabeth Dávila
James M. Hindman
The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information regarding the fiscal 2020 compensation program for our Named Executive Officers (“NEOs”), which includes (i) our principal executive officer, (ii) our principal financial officer, (iii) our other three most highly-compensated executive officers at fiscal year-end and (iv) two former executive officers who would have been among our three most highly-compensated executive officers had they remained executive officers at the end of fiscal 2020, who were as follows:
Named Executive Officer	Title
Joshua H. Levine	President and Chief Executive Officer (“CEO”)
Shigeyuki (“Shig”) Hamamatsu	Senior Vice President and Chief Financial Officer (“CFO”)
Suzanne Winter(1)	Senior Vice President, Chief Commercial Officer
Patrick Spine	Senior Vice President, Chief Administrative Officer
Jesse Chew	Senior Vice President, General Counsel and Corporate Secretary
Lionel Hadjadjeba(2)	Former Senior Vice President, Chief Commercial Officer
Andy Kirkpatrick(3)	Former Senior Vice President, Chief Operations Officer
(1)	Ms. Winter joined the Company effective October 21, 2019.
(2)	Mr. Hadjadjeba was terminated from the Company effective August 31, 2019.
(3)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2020. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at its specific compensation decisions for our NEOs in fiscal 2020 and discusses the key factors that the Compensation Committee considered in determining NEO compensation, which included stockholder feedback and the results of our 2019 say-on-pay vote.
Executive Summary
Fiscal 2020 Business Highlights
In fiscal 2020, we achieved financial results that were overall lower than expected, including the following:
•
Generated gross system dollars into backlog of $379.4 million (measured on a constant foreign currency basis using exchange rates set in the fourth quarter of fiscal 2019), which was 103% of the pre-established target level under our Company Bonus Plan;

•
Achieved total revenue of $384.9 million (measured on a constant foreign currency basis using exchange rates set in the fourth quarter of fiscal 2019), which was 91% of the pre-established target level under our Company Bonus Plan; and

•	Achieved adjusted EBITDA (excluding bonus accrual and certain other costs) of $33.9 million, which was 87% of the pre-established target level under our Company Bonus Plan.
Fiscal 2019 Say on Pay Vote and Stockholder Engagement
Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs reflecting best practices and designed to build value for our stockholders. At our 2019 Annual Meeting of Stockholders, approximately 10.5% of the votes cast were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program.
The Compensation Committee was very concerned by the low level of support for the compensation of our then-named executive officers at the 2019 Annual Meeting of Stockholders. As a result, the Compensation Committee reviewed the voting recommendations of ISS and Glass Lewis, each of which were critical of our fiscal 2019 executive compensation programs, and consulted with Compensia, Inc., its independent compensation consultant, to better understand the low level of support, explore methods to better align executive compensation with Company performance, and seek to address any executive compensation policies and practices from fiscal 2019 that were identified as being problematic.

In addition to the foregoing, the Company continued its investor outreach efforts to engage with stockholders and better understand their perspectives on a variety of matters, including the Company’s performance, governance, human capital management, and executive compensation. These engagements with stockholders included meetings with members of our executive team, including our Chief Executive Officer and Chief Financial Officer, and on occasion the Chairman of our Board, who was also the Chairperson of the Compensation Committee at the time. These interactions included the following:
•	in-person meetings with investors, including at the Company’s headquarters;
•	in-person presentations at industry conferences, which included individual one-on-one meetings; and
•	one-on-one investor calls over the course of the fiscal year, including following the Company’s quarterly conference calls.
In fiscal 2020, we held over 25 such meetings with one or more institutional stockholders so that they could provide feedback to our executive officers and, in some instances, directly to the Chairman of our Board. In the aggregate, the institutional stockholders that participated in such meetings in fiscal 2020 held over 17% of our outstanding common stock and included five of our largest 25 stockholders, in each case as of September 30, 2019. Further, in an effort to continue to increase the level of stockholder engagement, for fiscal 2021, the Compensation Committee has invited each of our top 15 institutional stockholders as of July 1, 2020 to discuss our executive compensation programs, policies, and practices.
In evaluating our executive compensation program, policies, and practices for fiscal 2020, the Compensation Committee was careful to consider the feedback from our stockholders, including the results of our fiscal 2019 say-on pay vote, which received the lowest level of stockholder support in the Company’s history, as well as the criticism and analysis set forth in the ISS and Glass Lewis reports. Taking in account the foregoing, as well as other factors described in “—Long-term Incentive Compensation” below, the Compensation Committee, which had already made certain changes to our fiscal 2020 executive compensation program relative to our fiscal 2019 program, further reviewed our executive compensation program and affirmed the following changes:
What We Heard	What We Did	How Our Changes Addresses What We Heard
Equity awards granted in fiscal 2019 should have included performance-based awards to better link executive pay with Company performance
Adjusted the mix of our CEO’s annual “refresh” equity awards to add a PSU award, which represented approximately 50% of the aggregate grant date fair value of our CEO’s fiscal 2020 annual “refresh” equity awards.

The Compensation Committee and the independent members of our Board believe that granting our CEO a PSU award in fiscal 2020 directly addresses the feedback that performance-based equity awards should be included in our CEO’s target total direct compensation.

In addition, the Compensation Committee and the independent members of our Board believe that this change addresses stockholder feedback in a meaningful way for two principal reasons. First, the PSU award contained a rigorous performance goal requiring the Company’s fiscal 2020 revenue (excluding any product revenue from China) to be at least $8.0 million, or over 2%, above our annual operating plan in order for any PSUs to vest, which directly linked our CEO’s long-term incentive compensation to Company performance. Based on our historical revenue plans and past

What We Heard	What We Did	How Our Changes Addresses What We Heard

Company performance, the independent members of our Board believed that this performance goal would be sufficiently challenging to incentivize performance. Second, the PSU award, coupled with our CEO's target annual cash incentive award opportunity, represented approximately 52% of his fiscal 2020 target total direct compensation, putting a significant portion of our CEO’s direct compensation “at-risk” based on achievement of performance goals.

Equity award value granted in fiscal 2019 was too high
For each NEO, including our CEO, the aggregate grant date fair value of such NEO’s fiscal 2020 annual “refresh” equity awards was decreased by over 28% relative to the aggregate grant date fair value of such NEO’s fiscal 2019 annual “refresh” equity awards (other than Ms. Winter, who was not an employee of the Company in fiscal 2019, and Mr. Hadjadjeba, who was terminated from the Company prior to the grant of fiscal 2020 annual “refresh” equity awards).

The Compensation Committee and the independent members of our Board believe that the feedback regarding the fiscal 2019 equity award values being too high was directly addressed by the greater than 28% reduction in value of our NEOs’ fiscal 2020 annual “refresh” equity awards. In addition, the Compensation Committee and the independent members of our Board believe that such change addressed stockholder feedback in a meaningful way because the grant date fair value of our NEO’s fiscal 2020 annual “refresh” equity awards were reduced to a level below the middle of the competitive market based on the Relevant Market Data (as defined below).

In addition to the foregoing, concerned in part by the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the independent members of our Board:
(i)	approved temporary base salary reductions of 25% for our CEO and 15% for our other NEOs effective June 1, 2020 through December 31, 2020 and
(ii)
eliminated the annual cash incentive award for fiscal 2020 under our Company Bonus Plan, which represented, on average, over 26% of our NEOs target total direct compensation for fiscal 2020 (other than our CEO whose annual cash incentive award represented 23% of his target total direct compensation for fiscal 2020).

The elimination of the annual cash incentive award for fiscal 2020 resulted in the elimination of a $688,867 cash incentive award for our CEO and an aggregate elimination of $608,071 in cash incentive awards for our other NEOs (other than for Ms. Winter, who received a contractually guaranteed annual cash incentive award pursuant to the terms of her employment agreement, and Messrs. Hadjadjeba and Kirkpatrick, each of whom were no longer with the Company as of the end of fiscal 2020).
The Compensation Committee recognizes the importance of having on-going and open conversations with our stockholders to solicit their feedback. We value the insights gained from such conversations and find them to be helpful even when points of view vary. The Compensation Committee, as well as the independent members of our

Board, will consider such stockholder feedback when adopting policies and practices affecting our executive compensation program and will continue to seek on-going opportunities to have dialogues with our stockholders. The Compensation Committee is committed to maintaining or bettering such level of stockholder engagement going forward.
Fiscal 2020 Executive Compensation Highlights
Based on its desire to incentivize our senior leadership team for fiscal 2020, which it believes embodies the appropriate experience and skills to successfully execute our long-term business objectives, and taking into account the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) took the following actions with respect to the compensation of our NEOs:

Base Salaries	•
After moderately increasing the annual base salaries for certain of our NEOs, including our CEO, as part of its annual compensation review, the Compensation Committee and the independent members of our Board, as a result of the uncertainties of the COVID-19 pandemic, approved temporary base salary reductions of 25% for our CEO and 15% for all other NEOs for the period from June 1, 2020 through December 31, 2020.

Annual Cash Incentive Awards	•
Fiscal 2020 annual cash incentive awards were eliminated in light of the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation (other than for Ms. Winter who received a contractually guaranteed annual cash incentive award as discussed in “—Annual Cash Incentives” below).

Annual “Refresh” Equity Awards	•
Instead of 100% stock options as was the case in fiscal 2019, the independent members of our Board adjusted the mix of our CEO’s fiscal 2020 annual “refresh” equity awards such that approximately 50% of the grant date fair value of such awards was comprised of a performance-based PSU award and the balance consisted of an option to purchase shares of our common stock. Specifically, our CEO received annual “refresh” awards consisting of a PSU award for 418,490 shares of our common stock and an option to purchase 923,020 shares of our common stock at an exercise price of $2.60 per share. The PSU award’s performance goal was rigorous and the award would only have been earned if the Company’s fiscal 2020 revenue from all regions (excluding any product revenue from China) exceeded the Company’s annual operating plan for such regions by at least $8.0 million, or over 2% (the “Performance Goal”). If the Performance Goal was achieved, the PSU award would have vested ratably on a quarterly basis over the two-year period following such achievement. In August 2020, the Compensation Committee determined that the Performance Goal was not met and the PSU award was cancelled.

•
For each NEO, including our CEO, the aggregate grant date fair value of such NEO’s fiscal 2020 annual “refresh” equity awards was decreased by over 28% relative to the aggregate grant date fair value of such NEO’s fiscal 2019 annual “refresh” equity awards (other than Ms. Winter, who was not an employee of the Company in fiscal 2019 and Mr. Hadjadjeba, who was terminated from the Company prior to the grant of fiscal 2020 annual “refresh” equity awards). Specifically, our NEOs (other than our CEO, Ms. Winter and Mr. Hadjadjeba) received annual “refresh” awards consisting of options to purchase shares of our common stock at an exercise price of $2.60 per share in amounts ranging from 118,210 shares to 212,630 shares and RSU awards for amounts ranging from 53,600 shares to 96,400 shares of our common stock.

Suzanne Winter New Hire Compensation	•
Effective October 21, 2019, Suzanne Winter joined the Company as our Senior Vice President, Chief Commercial Officer. Pursuant to her employment agreement, Ms. Winter’s annual base salary was set at $450,000 and her target bonus percentage under our Company Bonus Plan was 80% of her annual base salary. In order to induce Ms. Winter to join the Company and leave her former employer, including the bonus she would have earned, Ms. Winter received a sign on bonus in the amount of $150,000 and, with respect to fiscal 2020 only, Ms. Winter’s annual cash incentive bonus was guaranteed at a minimum of 60% of her base salary (as defined under the Company Bonus Plan) for fiscal 2020.

•
In addition, pursuant to Ms. Winter’s employment agreement with the Company and as a material inducement for her to accept employment with the Company, we agreed to grant Ms. Winter equity awards consisting of a stock option to purchase 275,000 shares of our common stock at an exercise price of $2.60 per share and RSUs covering 375,000 shares of our common stock, which were granted in October 2019.

Declined to make mid-year adjustments to long-term or short-term incentive compensation programs	•
Despite the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the independent members of our Board declined to exercise discretion in adjusting performance goals or make other structural changes to the Company’s outstanding PSU or MSU awards.

	•	The independent members of our Board also declined to exercise discretion to adjust metrics or targets underlying our annual cash incentive awards under the Company Bonus Plan for fiscal 2020.

“Pay-for-Performance”
We believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. In particular, annual cash incentive award opportunities and long-term incentive compensation in the form of equity awards represent a majority of the target total direct compensation opportunities of our executive officers, including our NEOs, as reflected in the charts below. These variable compensation elements are considered “at risk” as they are directly dependent upon the achievement of pre-established performance objectives and/or stock price performance.
We structured our annual cash incentive award opportunities to focus on the achievement of specific short-term financial performance goals that are aligned with our business strategy and would further our longer-term growth objectives. If our annual cash incentive awards had not been eliminated for fiscal 2020, our annual Company Bonus Plan would have funded only if we achieved multiple pre-established financial performance objectives, placing our NEOs’ target annual cash incentive opportunities entirely at risk. However, concerned in part by the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the independent members of our Board eliminated the annual cash incentive awards for 2020.
Our long-term incentive compensation program was revised for fiscal 2020 to be comprised of a combination of options to purchase shares of our common stock, service-based RSU awards and, with respect to our CEO, a performance-based PSU award in lieu of a service-based RSU award. The Compensation Committee believes that this combination of awards appropriately balances the various objectives of the long-term incentive compensation program because it promotes long-term value creation critical to driving stockholder value, directly aligns executive compensation with stockholder interests through share ownership, and encourages our key executives to remain engaged with our organization through the vesting date of the awards, which is typically a multi-year period.

The following charts illustrate the mix of the fiscal 2020 target total direct compensation opportunities for our NEOs between base salary, target annual cash incentive opportunities and long-term incentive compensation in the form of equity awards, which are further discussed under the heading “Compensation Elements” below. The following charts exclude Ms. Winter, who was newly hired in fiscal 2020, and Messrs. Hadjadjeba and Kirkpatrick, each of whom left the Company in fiscal 2020.

The following chart illustrates the allocation of the fiscal 2020 target and realized direct compensation for our NEOs between base salary, annual cash incentive opportunities and long-term incentive compensation in the form of equity awards; however, they exclude Ms. Winter, who was newly hired in fiscal 2020, and Messrs. Hadjadjeba and Kirkpatrick, each of whom left the Company in fiscal 2020. A significant portion of the “at-risk” cash compensation of our NEOs was not earned as a result of the elimination of our fiscal 2020 annual cash incentive awards despite our achievement of pre-established performance metrics selected under the Company Bonus Plan. Additionally, due to our stock price performance, which faced downward pressure resulting in part from industry conditions and overall economic uncertainty caused by the COVID-19 pandemic, none of the stock options granted during or prior to fiscal 2020 to our NEOs, including our CEO, were “in-the-money” based on the closing market price of our common stock on June 30, 2020, the last business day of fiscal 2020, demonstrating the option awards’ strong alignment between stockholder value creation and executive compensation.
In addition, as a result, at least in part, of our performance in fiscal 2020, no shares of our common stock were earned or issued with respect to (i) the PSU award granted to our CEO in fiscal 2020, (ii) the second performance period (beginning on November 1, 2016 and ending on October 31, 2019) under our 2017 MSU Program or (iii) the first performance period (beginning on November 1, 2017 and ending on October 31, 2019) under our 2018 MSU Program.

Target total direct compensation in the chart above includes base salary, target annual cash incentive award opportunities and the grant date fair value of equity awards but excludes other compensation as reported in the Fiscal 2020 Summary Compensation Table under “Executive Compensation” below. Realized compensation includes base salary paid and the value of time-based RSU awards granted prior to, but vesting in, fiscal 2020. Realized compensation excludes any annual cash incentive awards as none were earned or paid due to the elimination of our annual cash incentive awards under the Company Bonus Plan for fiscal 2020. Neither the PSU award granted to our CEO in fiscal 2020 nor any of the MSU awards granted in fiscal 2017 or fiscal 2018 were earned for the performance periods ending in fiscal 2020 and no stock options were exercised by our executive officers in fiscal 2020.
What Guides Our Program
Compensation Philosophy
To achieve our objectives, we need a highly talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executive officers must be capable of fulfilling our long-term business strategy, including expanding the growth of our products into the market.
Accordingly, the overarching compensation philosophy approved by the Compensation Committee for fiscal 2020 was grounded in the following principles and objectives:

Pay for Performance	Emphasize “variable” pay that is tied to the achievement of specific, pre-established performance objectives or stock price appreciation over “fixed” pay

Stockholder Alignment
Effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with sustainable long-term value growth for our stockholders

Attract, Retain and Motivate	Attract, retain and motivate talented executives who can develop, implement and deliver on long-term value creation strategies

Balance the Short- and Long-Term Perspective
Provide a balance of annual cash incentive bonuses to motivate execution of near-term objectives while also placing a heavier emphasis on long-term equity compensation to focus our executives on our long term strategic and financial goals

Market Competitiveness	Use industry appropriate compensation packages that are competitive with those made available to executives at companies with which we compete for executive talent

Consistent with this philosophy, a significant portion of our NEOs’ target total direct compensation in fiscal 2020 was comprised of variable cash incentives (i.e., annual cash incentive opportunities) and equity-based compensation, consisting of stock options and RSU awards or PSU awards, in order to align compensation with our business performance and the long-term interests of our stockholders.
The compensation ultimately earned by our NEOs in fiscal 2020 reflects the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation. As a result of these uncertainties, the base salaries of our executive officers, including our NEOs, were temporarily reduced beginning June 1, 2020 and the annual cash incentive awards under the Company Bonus Plan (described below) were eliminated and as such were not earned by our NEOs in fiscal 2020 (other than with respect to Ms. Winter, who was guaranteed a minimum cash incentive award pursuant to her employment agreement). Additionally, as a result of our stock price performance, the stock options granted in fiscal 2020 did not have any realizable value as of June 30, 2020, the last business day of fiscal 2020, even assuming such awards were exercisable on such date and no shares of our common stock were earned or issued in respect of (i) the PSU award granted to our CEO in fiscal 2020, (ii) the second performance period (beginning on November 1, 2016 and ending on October 31, 2019) under the 2017 MSU Program or (iii) the first performance period (beginning on November 1, 2017 and ending on October 31, 2019) under the 2018 MSU Program.
Compensation Elements
The compensation of our executive officers, including our NEOs, consisted of the following elements at the beginning of fiscal 2020:
Element	Primary Objectives
Base Salary	•	Fairly and competitively compensate our executive officers
	•	Provide a fixed component to the compensation program

Annual Cash Incentives	•	Reinforce performance-based culture
	•	Provide executive officers incentive to achieve challenging corporate performance objectives
	•	Align corporate performance objectives with our business strategy

Long-Term Incentive Compensation	•	Align executive officer interests to those of our stockholders
	•	Serve as an important retention tool in a highly competitive environment
	•	Incentivize future performance of our executive officers to execute our long-term strategy and create value for our stockholders
	•	Reward past corporate and individual performance

Governance Standards and Executive Compensation Practices
We maintain sound corporate governance standards as reflected in our executive compensation policies and practices. The following policies and practices were in effect in fiscal 2020:
What We Do	What We Do Not Do
Double-Trigger Equity Acceleration	No-Single Trigger Change in Control Arrangements
Clawback Policy	No Special Perquisites
Stock Ownership Requirements	No Special Retirement Plans
Annual Risk Assessment	No Option Backdating or Repricing
Annual Say-on-Pay Vote	No Hedging or Pledging
Independent Compensation Consultant	No Tax Gross Ups
Independent Compensation Committee	No Current Equity Compensation Plans with Evergreen Provisions
No Guaranteed Base Salary Increases
No Compensation Committee Interlock

•
“Double-Trigger” Equity Acceleration. Our executive officers’ employment agreements contain “double trigger” acceleration provisions for equity awards, which requires both a change in control of the Company and an involuntary termination of employment before the vesting of outstanding and unvested equity awards is accelerated.

•
Compensation Recovery (“Clawback”) Policy. Each of our Company Bonus Plan, 2007 Incentive Award Plan, and the 2016 Equity Incentive Plan include provisions allowing for potential recovery of performance-based or incentive compensation paid to our executive officers if (i) we are required to restate our financial results or materially reduce publicly disclosed backlog figures and (ii) the compensation received by our executive officers who received awards under such plans is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

•
Stock Ownership Requirements. We have adopted stock ownership requirements for our executive officers and non-employee directors. All of our executive officers and non-employee directors are in compliance with these stock ownership requirements or are on track to be in compliance within the applicable timeframe specified in such requirements.

•
Annual Risk Assessment. The Compensation Committee directs our independent compensation consultant to conduct an annual review of our compensation policies and practices and respective risk profiles as described in “Corporate Governance and Board of Directors Matters—Compensation Risk Considerations” below.

•
Annual Say-on-Pay Vote. We hold say-on-pay votes annually, which the Compensation Committee reviews to determine support of our executive compensation program as described in “Proposal Four—Advisory Vote to Approve the Compensation of Our Name Executive Officers” above.

•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
Independent Compensation Committee. Each member of our Compensation Committee is independent under the applicable rules and regulations of the Securities and Exchange Commission, Nasdaq and the Internal Revenue Code applicable to Compensation Committee members and each member of the Compensation Committee is also “disinterested” under Rule 16b-3 of the Exchange Act of 1934, as amended.

•	No Single-Trigger Change in Control Arrangements. We do not provide our executive officers with single trigger change in control severance payments or benefits.
•
No Special Perquisites. Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs, except for Mr. Hadjadjeba who was employed by our Swiss subsidiary and received certain perquisites and other personal benefits in accordance with local custom. Our executive officers participate in our broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
No Special Retirement Plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan) or nonqualified deferred compensation plans or arrangements to our executive officers, including our NEOs, except for Mr. Hadjadjeba who was employed by our Swiss subsidiary and received contributions to a pension fund in accordance with local custom and regulations.

•	No Option Backdating or Repricing. We do not allow backdating or repricing of our option awards.
•
No Hedging or Pledging. Our insider trading policy prohibits our employees, including our NEOs, and our non-employee directors from engaging any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using our securities as collateral for loans.

•	No Tax “Gross-Ups.” We do not provide excise tax “gross-ups” to our executive officers under any circumstances.
•	No Current Equity Compensation Plans with Evergreen Provisions. Our current equity compensation plans do not contain evergreen provisions.
•	No Guaranteed Base Salary Increases. We do not guarantee our executive officers base salary increases.
•
No Compensation Committee Interlock. There is no interlock among our Compensation Committee members as described in “Corporate Governance and Board of Directors Matters—Compensation Committee Interlocks and Insider Participation.”

Compensation Setting Process
Role of Compensation Committee and the Board
The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executive officers, including our NEOs (other than our CEO). The independent members of our Board are responsible for reviewing the performance of our CEO and approving his compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executive officers. For additional information on the Compensation Committee, including the scope of its authority, see “Corporate Governance and Board of Directors Matters—Compensation Committee,” below.
At the beginning of each fiscal year, our Board, after consulting with management, establishes our corporate performance objectives, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than our CEO) and makes decisions with respect to any base salary adjustment, target annual cash incentive award opportunities and equity awards for our executive officers, including our NEOs (other than our CEO), for the upcoming fiscal year. The independent members of our Board, based on the recommendations of the Compensation Committee, approve the individual performance objectives for our CEO and make decisions with respect to his base salary adjustment, target annual cash incentive award opportunity and equity awards. After the end of the fiscal year, the Compensation Committee assesses the performance of our executive officers, including our NEOs (other than our CEO), to determine the payouts for the annual cash incentive award opportunities for the previous year, and the independent members of our Board assess the performance of our CEO to determine his annual cash incentive award payout in light of the previously established performance objectives. In May 2020, due in part to the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the independent members of our Board, consistent with its authority to make adjustments to the cash incentive award payouts and base salaries, approved the elimination of the annual cash incentive awards for fiscal 2020 as well as temporary decreases in base salary for all of our executive officers, including our NEOs, beginning June 1, 2020 through December 31, 2020.
Role of Management
To aid in its deliberations, each fiscal year our CEO provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executive officers, including our NEOs (other than himself). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executive officers to evaluate their performance for the prior fiscal year based on the objectives previously established by the Compensation Committee. Our CEO then presents the results of these evaluations, along with his recommendations with regard to their compensation for the current fiscal year, including base salary adjustments, target annual cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. In advance of making such recommendations, our CEO often reviews market data provided by the Compensation Committee’s independent compensation consultant and takes into consideration such factors as our compensation philosophy, achievement of individual performance goals and objectives and internal pay equity.
Our CEO also assists our Board in formulating our performance objectives for the fiscal year and the Compensation Committee in developing the individual performance objectives for each executive officer. The Compensation Committee reviews, discusses and modifies such recommendations as it deems appropriate and then recommends to our Board for approval.

Similarly, our CEO’s performance is reviewed annually by the Compensation Committee as well as the other independent members of our Board as part of their deliberations with respect to his compensation. The Compensation Committee makes recommendations regarding the compensation of our CEO to the independent members of our Board, who approve all elements of our CEO’s compensation.
Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are determined or reviewed). From time to time, our CFO, General Counsel and Chief Administrative Officer, who oversees our Human Resources function, may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are discussed or reviewed).
Role of Independent Compensation Consultant
The Compensation Committee has retained Compensia, Inc. (“Compensia”) as its advisor to provide advice with respect to our executive and non-employee director compensation programs. Compensia advises the Compensation Committee with respect to trends in executive compensation, the development of the Peer Group (as defined below), the determination of compensation programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Compensia also consults with the Compensation Committee to formulate and design new programs to better align our executive officers’ performance with the interests of our stockholders.
Compensia did not perform any other services for us or the Compensation Committee in fiscal 2020. Based on its review, the Compensation Committee has determined that Compensia’s services did not raise any conflict of interest and, after consideration of the factors set forth in the rules of the Securities and Exchange Commission and the Nasdaq Listing Rules, determined that Compensia was independent within the meaning of those rules.
Peer Group
For fiscal 2020, the Compensation Committee determined the compensation of our executive officers, including our NEOs, including the allocation between cash and equity compensation based on an analysis of the data reflected in the Radford April 2019 High-Tech Industry Survey (the “Radford Survey”) for companies with $200 million to $1.5 billion in annual revenue, as well as an assessment of our performance and compensation practices against a peer group of 13 medical device companies (the “Peer Group”) with whom we compete for executive talent, which are in our industry sector or which have comparable financial and organizational characteristics (collectively, the “Relevant Market Data”). The Peer Group of 13 medical device companies was recommended by Compensia and submitted to the Compensation Committee for its review and approval. The Peer Group for fiscal 2020 was approved by the Compensation Committee in April 2019.
The criteria used to develop the fiscal 2020 Peer Group include the following:
Primary Factors:
•	Similar business focus (i.e., companies that develop and design highly technical medical devices);
•	Annual total revenue of approximately $200 million to $1.0 billion;
•	Market capitalization of up to approximately four times our market capitalization; and
•	Headquartered in the United States.
Secondary Factors:
•	Employee population of up to approximately three and a half times our number of employees.
The fiscal 2020 Peer Group is set forth below:
AngioDynamics, Inc.	Meridian Bioscience Inc.	RadNet Inc.
CONMED Corporation	Merit Medical Systems, Inc.	RTI Surgical Holdings, Inc.
Cutera, Inc.	Natus Medical Incorporated	Varex Imaging Corp.
Endologix Inc.	Orthofix International N.V.	ViewRay, Inc.
Lantheus Holdings, Inc.

The following table summarizes our relative positioning to the fiscal 2020 Peer Group when the Compensation Committee conducted its annual review of our executive compensation program at the end of fiscal 2019.
Criteria	Accuray FY 2019	Target for Peer Group	2020 Peer Group Median (Data as of 6/30/19)
Revenue ($MM)	$419	0.5x - 2.5x	$347
Market Capitalization ($MM)	$333	0.5x - 4.0x	$838
Employees	947	0.5x - 3.5x	954
The Compensation Committee annually reviews the composition of the Peer Group to ensure it is the most relevant set of companies to use for comparison purposes.
In evaluating the base salaries of our executive officers for fiscal 2020, establishing target annual cash incentive award opportunities and granting equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the Relevant Market Data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.
Tally Sheets
As part of our annual executive compensation approval process, with the assistance of Compensia, the Compensation Committee reviews each executive officer’s compensation history for the past five years or, if an executive officer was hired within the past five years, since his or her date of hire, including each compensation element and how it compared to the Relevant Market Data for the most recent fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each executive officer, including our NEOs, which includes base salaries, potential annual cash incentive payouts and minimum and maximum levels, long-term incentive compensation, including the mix of equity awards and the number of shares of our common stock subject to outstanding stock options, RSU awards and MSU awards granted, including the fair value at grant, and the annualized cost of other benefits.
These tally sheets also set forth the accumulated value of the compensation and benefits for each executive officer, including our NEOs, which includes the accumulated value of equity awards and the accumulated value of potential payouts under different separation from employment scenarios, including under our post-employment compensation arrangements. Reviewing tally sheets each year facilitates the Compensation Committee’s evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each executive officer, including our NEOs. For fiscal 2020, the tally sheets served to assist the Compensation Committee and, in the case of our CEO, the independent members of our Board, in understanding the total annual compensation opportunity for each executive officer and relative compensation among our executive officers, but did not affect any specific decision relating to our executive officers’ compensation.
Fiscal 2020 Executive Compensation Program
Base Salary
We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executive officers, including our NEOs. We use base salary to fairly and competitively compensate our executive officers for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.
The Compensation Committee and, in the case of our CEO, the independent members of our Board, makes adjustments to base salary when it believes there is a deviation from market based on a review of the Relevant Market Data, when an individual is promoted or assumes an increase in responsibility or when the Compensation Committee determines that an individual’s performance warrants an adjustment. The Compensation Committee (or in the case of our CEO, the independent members of our Board) reviews the base salary levels of our executive officers each year to determine whether an adjustment is warranted.

In October 2019, in an effort to maintain NEO base salaries at the middle of the competitive market positioning and to appropriately reflect executive performance and responsibilities in fiscal 2020, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) moderately increased the base salaries of our NEOs (including our CEO) by approximately 3%-5% from their final fiscal 2019 salary levels. However, in May 2020, due in part to the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, our Board approved temporary base salary reductions of 25% for our CEO and 15% for all other executive officers, including our NEOs, for the period beginning June 1, 2020 through December 31, 2020. The base salaries of each of our NEOs as of the end of fiscal 2019 and 2020 are shown below:
Named Executive Officer	Fiscal 2019 Base Salary	Fiscal 2020 Base Salary(1)	% Change
Joshua H. Levine	$724,200	$559,425	(22.75)%
Shig Hamamatsu	$405,000	$354,620	(12.44)%
Suzanne Winter(2)	$450,000	$382,500	(15.00)%
Patrick Spine	$375,000	$334,730	(10.74)%
Jesse Chew(3)	$375,000	$334,730	(10.74)%
Lionel Hadjadjeba(4)	$560,654	$570,895	—
Andy Kirkpatrick(5)	$415,000	$427,500	3.0%
(1)
Other than with respect to Messrs. Hadjadjeba and Kirkpatrick, the fiscal 2020 base salaries set forth in this table were effective June 1, 2020, reflecting the temporary reduction in base salary that was approved by our Board due in part to the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance. Prior to that, effective October 1, 2019, the base salaries of each of the NEOs were: $745,900 for Mr. Levine, $417,200 for Mr. Hamamatsu, $450,000 for Ms. Winter (effective at the start of her employment with the Company in October 2019), $393,800 for Mr. Spine and $393,800 for Mr. Chew. Mr. Hadjadjeba’s base salary, which was paid in Swiss Francs, remained unchanged from fiscal 2019. For Mr. Kirkpatrick, the fiscal 2020 base salary set forth in this table was effective October 1, 2019.

(2)
Ms. Winter joined the Company as Senior Vice President, Chief Commercial Officer in October 2019. The salary listed under “Fiscal 2019 Base Salary” for Ms. Winter reflects her base salary as of her start date at the Company.

(3)	Mr. Chew was not a NEO in fiscal 2019.
(4)
Mr. Hadjadjeba’s base salary was paid in Swiss Francs. Mr. Hadjadjeba’s base salary was CHF 557,520 at the end of fiscal 2019 as well as at the time of the termination of his employment from the Company effective August 31, 2019. The amounts set forth in the table above for Mr. Hadjadjeba for fiscal 2019 reflect the conversion from CHF to U.S. dollars using the average exchange rate of 1.00562 for fiscal 2019. The amount set forth in the table above for Mr. Hadjadjeba for fiscal 2020 reflects the conversion from CHF to U.S. dollars using the average exchange rate of 1.02399 for fiscal 2020.

(5)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019.
The annual base salaries earned and paid to our NEOs are reported in the Fiscal 2020 Summary Compensation Table under “Executive Compensation” below.
Annual Cash Incentives
Despite the COVID-19 pandemic and the uncertainties surrounding its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the independent members of our Board declined to make any adjustments to the metrics or targets underlying the Company Bonus Plan for fiscal 2020. Instead, in May 2020, the independent members of our Board decided to eliminate the annual cash incentive awards under such plan, other than for Ms. Winter, who was guaranteed a cash incentive award opportunity of at least 60% of her base salary (as defined under our Company Bonus Plan) pursuant to her employment agreement. Typically, the annual cash incentive awards under our Company Bonus Plan serve to reinforce our performance-based culture. The Compensation Committee believes in providing our executive officers, including our NEOs, with a target total cash compensation opportunity above the market median tied to the achievement of challenging, pre-established corporate performance objectives that are aligned with our business strategy. Historically, due to the challenging nature of the objectives that the Compensation Committee established, payouts under our Company Bonus Plan have averaged approximately 54% of their target level from fiscal 2013 through fiscal 2019. As with base salary, each executive officer’s target annual cash incentive award opportunity is set with reference to his or her performance over the previous fiscal year as evaluated by our CEO or, in the case of our CEO, the independent members of our Board, his or her experience and responsibilities, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, and our CEO’s recommendation with respect to our other NEOs.

At the beginning of each fiscal year, the Compensation Committee reviews and approves the corporate performance objectives and related target levels for the current fiscal year’s annual cash incentive awards and reviews and approves the target annual cash incentive award opportunity for each executive officer, including our NEOs, but excluding our CEO, whose target annual cash incentive award opportunity is reviewed and approved by the independent members of our Board. The table below sets forth, for fiscal 2019 and fiscal 2020, the target annual cash incentive award opportunity for each of our NEOs as a percentage of base salary and in absolute dollars. The Compensation Committee recognizes that the performance of certain of our NEOs has a greater potential to directly impact the successful implementation of our overall strategy and achievement of our financial and strategic performance and, given that the Company Bonus Plan only includes corporate performance objectives, the Compensation Committee believes it is appropriate that the target annual cash incentive award opportunities of these executive officers should be higher than the opportunities of other executive officers.
Fiscal 2020 Company Bonus Plan Target Annual Cash Incentive Award Opportunities
	Fiscal 2019 Target		Fiscal 2020 Target(1)
Named Executive Officer	(%)	($)	(%)	($)
Joshua H. Levine	120	864,780	120	876,421
Shig Hamamatsu(2)	65.7	255,000	75	309,157
Suzanne Winter(3)	N/A	N/A	80	252,000
Patrick Spine	60	221,250	60	232,235
Jesse Chew(4)	N/A	N/A	60	232,235
Lionel Hadjadjeba(5)	75	419,450	—	—
Andy Kirkpatrick(6)	75	307,500	75	160,038
(1)
Target annual cash incentive awards for fiscal 2020 are calculated based upon base salary as defined in the Company Bonus Plan for our NEOs, which also reflects the temporary decrease in base salary for each NEO beginning June 1, 2020, other than Ms. Winter who was guaranteed a cash incentive award pursuant to her employment agreement with the Company and would be calculated without consideration of such base salary decrease.

(2)
With respect to fiscal 2019, Mr. Hamamatsu’s target annual cash incentive award opportunity was 50% of base salary effective July 1, 2018, which was increased to 75% of base salary effective November 19, 2018 in connection with his promotion to Chief Financial Officer. Mr. Hamamatsu’s target annual cash incentive award opportunity for fiscal 2019 was pro-rated based on the number of days before and after his appointment as Chief Financial Officer.

(3)
Ms. Winter joined the Company in in October 2019 and was not a NEO for fiscal 2019. Ms. Winter was guaranteed a cash incentive award opportunity of at least 60% of base salary (as defined in the Company Bonus Plan) pursuant to her employment agreement. In light of the contractually guaranteed cash incentive award opportunity, our Board determined that the temporary base salary decreases that were effective June 1, 2020 would not be taken into consideration when calculating her cash incentive award opportunity.

(4)	Mr. Chew was not a NEO for fiscal 2019.
(5)
Mr. Hadjadjeba’s target annual cash incentive award opportunity for fiscal 2019 was paid in Swiss Francs. The amounts set forth in the table above reflect the conversion from CHF to U.S. dollars using the average exchange rate of 1.00562 for fiscal 2019. Mr. Hadjadjeba’s employment with the Company was terminated effective August 31, 2019 and as such he did not receive a target annual cash incentive award opportunity for fiscal 2020.

(6)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019.
Fiscal 2020 Company Bonus Plan Performance Objectives
All employees, including our NEOs, are eligible to participate in the Company Bonus Plan, which was adopted by the Compensation Committee. For fiscal 2020, our annual cash incentive awards were designed to reward our executive officers, including our NEOs, based solely on our financial performance. In establishing the fiscal 2020 cash incentive award program for our executive officers, including our NEOs, the Compensation Committee determined that their award opportunities should be directly linked to achieving multiple corporate financial performance objectives. For fiscal 2020, due in part to the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the independent members of our Board exercised negative discretion to eliminate the cash incentive award in its entirety for all employees, including our NEOs, other than Ms. Winter who was guaranteed a cash incentive award opportunity of at least 60% of her base salary (as defined under our Company Bonus Plan) pursuant to her employment agreement.
The bonus pool under the Company Bonus Plan would have funded only if the corporate financial performance objectives established by the Compensation Committee were achieved at pre-established threshold levels.

Accordingly, if the bonus pool did not fund, no executive officer would be entitled to any annual cash incentive award payout under the Company Bonus Plan, regardless of his or her individual performance. To the extent that the bonus pool was funded, the Company Bonus Plan entitled each executive officer to an actual cash incentive award payout as determined by the formula below, provided that the Compensation Committee or our Board could exercise positive or negative discretion to increase or reduce the overall funding percentage and/or to increase or reduce any individual award payout.

For fiscal 2020, the Compensation Committee established three corporate financial performance objectives: gross system dollars into backlog, total revenue and adjusted EBITDA for purposes of the Company Bonus Plan. These performance objectives were applied in the same manner to all of our executive officers, including our NEOs. The Compensation Committee established target levels and minimum funding thresholds with respect to each performance objective, thereby requiring that we achieve the minimum threshold set for each objective in order for any funding to occur with respect to that objective. The performance objectives and their relative weightings, target levels and minimum funding thresholds for fiscal 2020, as well as the actual performance attained, were as follows:
Performance Measure	Weighting	Target	Threshold	Actual Results	% Plan Attained	% Weighted Funding
Gross System Dollars into Backlog	40%	$367.2 million	$330.4 million	$379.4 million	103	43
Total Revenue	40%	$425.1 million	$382.6 million	$384.9 million	91	21
Adjusted EBITDA	20%	$39.0 million	$29.3 million	$33.9 million	87	15
Each performance objective other than adjusted EBITDA was calculated on a GAAP basis, consistent with the GAAP financial measures reported in our quarterly earnings releases adjusted for constant currency. For purposes of the Company Bonus Plan, “adjusted EBITDA,” a non-GAAP financial measure, was calculated by excluding any bonus accrual amounts and foreign exchange fluctuations. All three measures were measured on a constant foreign currency basis using exchange rates set in the fourth quarter of fiscal 2019. The Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management’s control. To be reported in our backlog, an order must have met our fiscal 2020 backlog criteria as disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the Securities and Exchange Commission on August 25, 2020.
Each year, the Compensation Committee assesses corporate performance with respect to each of the three performance measures and determined whether threshold performance had been achieved for each measure. The funding with respect to each performance measure was based on a funding slope in a straight line from 50% at the minimum threshold level, to 100%, at the target level. In the event any of the performance measures was achieved at greater than the target level, the funding would also be based on a straight line from 100% at the target level to the maximum funding opportunity at 120% funding for the total revenue and gross dollars into backlog measures and 150% funding for the adjusted EBITDA measure. As a result of the annual cash incentive award being eliminated for fiscal 2020, such assessment by the Compensation Committee was not formally performed for fiscal 2020; however, the amounts that our NEOs would have been eligible for under the Company Bonus Plan for the fiscal 2020 performance period were presented to the Compensation Committee for reference.

Based on our actual corporate performance results, the funding methodology would have resulted in funding of the bonus pool at approximately 79% of the target level for fiscal 2020. Based on this performance level, if the target annual cash incentive awards had not been eliminated, the target annual cash incentive award opportunities and hypothetical payouts made to our NEOs fiscal 2020 performance, other than (i) Ms. Winter, who did receive an actual payout of her guaranteed cash incentive award as noted in footnote 2 of the table below and (ii) Mr. Hadjadjeba, who did not have a target annual cash incentive award opportunity approved in fiscal 2020 due to his termination from the Company effective August 31, 2019, would have been as follows:
Hypothetical Fiscal 2020 Company Bonus Plan Payouts
	Target Annual Cash Incentive Award Opportunity		Fiscal 2020 Hypothetical Payout ($)(1)
Named Executive Officer	(%)	($)
Joshua H. Levine	120	876,421	688,867
Shig Hamamatsu	75	309,157	242,997
Suzanne Winter(2)	80	252,000	198,072
Patrick Spine	60	232,235	182,537
Jesse Chew	60	232,235	182,537
Andy Kirkpatrick(3)	75	160,038	—
(1)
The fiscal 2020 hypothetical payout for each NEO was derived by multiplying the approximate 79% funding level by the gross cash wages (base salary) earned by such NEO during fiscal 2020 as calculated in accordance with the Company Bonus Plan, which includes the temporary base salary reductions for each NEO effective June 1, 2020 (other than Ms. Winter whose annual cash incentive award was guaranteed pursuant to her employment agreement).

(2)
Ms. Winter was guaranteed a cash incentive award opportunity of at least 60% of base salary (as defined in the Company Bonus Plan) pursuant to her employment agreement and as such her actual payout for fiscal 2020 was $189,000.

(3)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019 and as such was not eligible to receive an annual cash incentive award for fiscal 2020.
As a result of the elimination of the annual cash incentive award for fiscal 2020, no annual cash incentive award payouts for fiscal 2020 performance were made to our NEOs other than Ms. Winter, who was guaranteed an annual cash incentive award of 60% of her base salary (as defined in the Company Bonus Plan) pursuant to her employment agreement, and such amount is reported in the Fiscal 2020 Summary Compensation Table under “Executive Compensation” below.
Long-Term Incentive Compensation
We believe that long-term incentive compensation in the form of equity awards provide a strong alignment between the interests of our stockholders and our executive officers, including our NEOs, and serve as an important retention tool, especially given the highly competitive environment in which we compete to attract and retain talent. Accordingly, the Compensation Committee seeks to motivate and retain our executive officers through the use of equity awards consistent with the reasonable management of our overall equity compensation expense and stockholder dilution. The Compensation Committee and, in the case of our CEO, the independent members of our Board, grants equity awards to our executive officers, including our NEOs, at the beginning of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance and to satisfy our retention objectives.
In the past, our executive officers have been granted service-based RSU awards, performance-based equity in the form of MSU awards, including MSUs that have performance periods that continue through October 2020, and stock options to purchase shares of our common stock, all of which, to the extent they remain outstanding, continue to provide incentive to our executive officers to drive stockholder value over the relevant vesting or performance period, as applicable.
For fiscal 2020, in response to feedback received as a result of the fiscal 2019 say-on-pay vote and given the continued desire to (i) drive alignment between executive interests and the interests of our stockholders, (ii) properly incentivize our executive officers to effectively execute our growth strategy, including our near-term and long-term growth strategy in China with our joint venture, and (iii) retain our executive officers in light of recent voluntary resignations of senior executives discussed in more detail below, the Compensation Committee, and in the case of our CEO, the independent members of our Board, granted equity awards under our long-term incentive compensation program to our executive officers in the form of (i) a mix of options to purchase shares of our common stock and RSU awards to our executive officers, excluding our CEO but including our other NEOs, and (ii) a mix of options to purchase shares of our common stock and a PSU award in the case of our CEO.
The Compensation Committee believes this mix of options and RSU awards is appropriate for our NEOs (other than our CEO) because it provides a balance between a meaningful incentive (given that stock options only provide value to the optionee in the event that our stock price increases following the date of grant) and retention (given that RSU awards only vest and become payable based upon continued service over time). In fiscal 2019 and 2020, four of our senior executives voluntarily resigned from the Company, including our former Chief Financial Officer, former General Counsel, and former Chief Operations Officer. As a result, retention continued to be a concern in fiscal 2020 and played a significant role in determining the new equity mix of each executive officer’s equity awards for fiscal 2020. The time-vested RSU awards offer more certainty in value delivery (while still being stockholder-aligned) thereby driving executive retention. All of the equity awards granted to our NEOs have either a four-year or three-year vesting period, which incentivize continued service with the Company over the vesting period and help achieve our retention objectives as well. In addition, similar to the fiscal 2019 decision to grant only options, the Compensation Committee continues to believe that options have a strong performance orientation since they only provide value if the stock price increases. Further, with respect to our CEO, who received a PSU award rather than an RSU award, the independent members of our Board believe the use of PSUs over RSUs or solely options establishes a stronger connection between the compensation of our CEO and the achievement of performance goals that are important for long-term stockholder value creation.
Consistent with the Compensation Committee’s and our Board’s intent to align executive interests with those of our stockholders:
•
Our Board declined to exercise any discretion to adjust any of the performance goals related to any outstanding PSU or MSU awards despite the effect the COVID-19 pandemic was having on the Company’s performance;

•	The options granted to our executive officers in fiscal 2020 did not have any realizable value as of the last business day in fiscal 2020 due to our stock price performance; and
•
No shares of our common stock were earned or issued with respect to (i) the performance periods ending in fiscal 2020 for the MSU awards granted in fiscal 2017 and fiscal 2018 or (ii) the PSU award granted to our CEO as a result of the rigorous Performance Goal, which would have allowed our CEO to earn the PSU award only if above-plan revenue was achieved in the aggregate across all regions (excluding product revenue from China).

Historically, the size of an executive officer’s equity award is determined by the Compensation Committee and, in the case of our CEO, the independent members of our Board, after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, in the case of our CEO, as evaluated by the independent members of our Board), an evaluation of his or her target total direct compensation, an evaluation of his or her accumulated equity holdings, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, internal parity, role hierarchy and such other factors as the Compensation Committee or the independent members of our Board, as applicable, determines relevant.
In fiscal 2019, in addition to the foregoing factors, in response to several voluntary departures of senior executives, the Compensation Committee, and in the case of our CEO, the independent members of our Board, sought to provide a meaningful incentive to our executive officers by granting options with a higher grant date fair value than in the prior year to provide stronger motivation to execute our growth strategy and thereby drive stockholder value creation with a view that equity grants in fiscal 2020 would have a lower grant date fair value. As a result, the equity awards granted in fiscal 2020 to our NEOs had a grant date fair value that was approximately 28% lower than the grant date fair value of their respective fiscal 2019 equity awards.
In addition, outside of our long-term incentive compensation program, we granted Ms. Winter inducement awards consisting of an option to purchase shares of our common stock and an RSU award, as discussed in further detail below.

Fiscal 2020 Annual “Refresh” Equity Awards
For fiscal 2020, after assessing their individual performance, our CEO recommended equity award amounts to the Compensation Committee for each of our executive officers, including each of our other NEOs, other than himself. The Compensation Committee reviewed our CEO’s recommendations and, after assessing each of the factors described above, determined the equity awards to be granted for each executive officer as set forth below.
For our CEO, the independent members of our Board assessed his individual performance and the factors described above to determine the equity awards to be granted to him and granted him an option to purchase shares of our common stock and a PSU award as set forth below.
PSU Award
For fiscal 2020, in an effort to better align CEO compensation with the Company’s performance and therefore stockholder value creation, the independent members of our Board granted a PSU award to our CEO for 418,490 shares of our common stock. The award was meant to be a realistic depiction of the one-year financial aspirations of the Company which, while achievable, was designed to be challenging and to only reward our CEO for overperformance. The PSU award provided for a fixed payout based on the achievement of a rigorous performance goal that required the Company’s total revenue (excluding any product revenue from China) in fiscal 2020 to be at least $8.0 million, or over 2%, above our annual operating plan in order for any PSUs to vest (the “Performance Goal”), which directly linked our CEO’s pay to Company performance. In setting the Performance Goal, the independent members of our Board took into consideration the fact that, from fiscal 2017 to fiscal 2019, the Company achieved 96% of revenue pursuant to its operating plan and had not exceeded its revenue plan in any such fiscal year. As such, the independent members of our Board believed that the Company historically adopts reasonable revenue plans, the fiscal 2020 revenue plan was reasonable and a performance target of at least $8.0 million, or over 2%, above such revenue plan for fiscal 2020 (excluding any product revenue from China) would be a difficult goal to achieve. Additionally, in establishing the Performance Goal, the independent members of our Board wanted our CEO to focus a sufficient portion of his efforts during the year on growing our business in regions outside of China given that many of the factors affecting the Company’s performance in China were subject to local regulatory processes and therefore outside of management’s control. The independent members of our Board believed the Performance Goal would properly incentivize and motivate our CEO to achieve a key financial metric that would drive stockholder value creation. If the Performance Goal was achieved, the PSU award would vest ratably on a quarterly basis over the two-year period following such achievement. If the Performance Goal was not achieved, the PSU award would not vest and would be cancelled. Despite the COVID-19 pandemic and its effects on the Company and the economy as a whole, the independent members of our Board declined to exercise any discretion to provide for any mid-year adjustments of the Performance Goal. Subsequently, in August 2020, the Compensation Committee determined that the Performance Goal had not been met and the PSU award was cancelled.
Inducement Awards
Pursuant to Ms. Winter’s employment agreement and as a material inducement for her to accept employment with the Company as our Senior Vice President, Chief Commercial Officer, we agreed to grant Ms. Winter equity awards consisting of an option to purchase 275,000 shares of our common stock with an exercise price of $2.60 per share (the “Inducement Option”) and an RSU award covering 375,000 shares of our common stock (the “Inducement RSU,” and with the Inducement Option, the “Inducement Awards”). The Inducement Option had a grant date of October 31, 2019 and will vest as to 25% of the shares subject to the Inducement Option on October 31, 2020, with the remaining shares vesting monthly at the rate of 1/48th of the original number of shares subject to the option over the 36-month period thereafter, subject to Ms. Winter’s continued service through each such date. The Inducement RSU had a grant date of October 31, 2019 and will vest as to 25% of the shares subject to the Inducement RSU on each anniversary of the grant date, subject to Ms. Winter’s continued service through each such date.

Fiscal 2020 NEO Equity Awards
In fiscal 2020, the Compensation Committee (or, in the case of our CEO, the independent members of our Board) granted each NEO equity awards in the following amounts, other than Mr. Hadjadjeba, who left the Company effective August 31, 2019 and was not granted equity awards in fiscal 2020:
Name	RSUs (#)(1)	Stock Options (#)(2)	PSU(#)(3)
Joshua Levine	—	923,020	418,490
Shig Hamamatsu	88,870	196,010	—
Suzanne Winter(4)	375,000(5)	275,000	—
Patrick Spine	53,600	118,210	—
Jesse Chew	55,480	122,360	—
Andy Kirkpatrick(6)	96,400	212,630	—
(1)
Except as otherwise noted, each RSU award has a vesting commencement date of October 31, 2019 and vests over a three year period with 34% of the shares of our common stock subject to the award vesting on the first anniversary of the vesting commencement date and an additional 33% of the shares of our common stock subject to the award vesting on each of the second and third anniversaries of the vesting commencement date.

(2)
25% of the shares subject to each stock option vests and becomes exercisable on October 31, 2020 and the remaining shares vest monthly at the rate of 1/48th of the original number of shares subject to the option over the 36-month period thereafter.

(3)
Upon certification of achievement of the Performance Goal, 1/8th of the aggregate number of shares of common stock subject to the PSU award will vest on the last day of each fiscal quarter beginning with the first quarter of fiscal 2021 and ending on the fourth quarter of fiscal 2022, subject to our CEO’s continued service through such date. In August 2020, the Compensation Committee determined that the Performance Goal had not been met and the PSU award was cancelled.

(4)
Amounts in this row reflect the Inducement Awards granted to Ms. Winter in connection with her employment agreement with the Company, as a material inducement for her to accept employment with the Company.

(5)	The RSU award vests in equal annual installments over four years starting from October 31, 2019.
(6)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019 and the options and then-outstanding RSUs granted to him in fiscal 2020 were cancelled.
Previously-Granted MSU Awards
From fiscal 2013 through fiscal 2018, the Compensation Committee approved a Market Stock Unit program for each such fiscal year for our executive officers, including our NEOs (each, an “MSU Program”). The MSU Programs provided for the grant of MSU awards to our executive officers thereby providing for the opportunity to earn shares of our common stock based on our actual total stockholder return (“TSR”) as measured against the Russell 2000 Index over two-year and three-year performance periods. In fiscal 2020, while no MSU awards were granted, Messrs. Levine and Spine, two of our NEOs, continued to have outstanding MSU awards granted under the fiscal 2017 MSU Program and the 2018 MSU Program, the second performance period of which ends on October 31, 2020.
For each MSU award previously granted, 50% of the shares of our common stock subject to the award will be earned at the end of each performance period, subject to meeting minimum performance thresholds and following an upward or downward adjustment based on our actual performance. The MSU Programs use the Russell 2000 Index as the performance benchmark and requires that our TSR meet that of the Russell 2000 Index for each performance period in order for the target number of shares of our common stock allocated to that performance period to be earned by each participating executive officer. The actual number of shares earned is calculated on a sliding scale based on stock price performance above and below the Russell 2000 Index, up to a maximum of 150% of the target number of shares. Beginning in fiscal 2017, we provided that no shares above target may be earned if our stock price performance is negative. For purposes of the MSU Programs, TSR is measured as the average closing price of our common stock for the last fiscal quarter of the performance period (adjusted for dividends, if any) less the average closing price of our common stock for the fiscal quarter preceding the performance period divided by the average closing price for the fiscal quarter preceding the performance period.
With respect to the second performance period of the 2017 MSU Program, which ended October 31, 2019, the Compensation Committee determined that, based on a comparison of our TSR relative to the TSR of the Russell 2000 Index, the shares of our common stock subject to the awards had not been earned and, accordingly, the MSU awards associated with the second performance period were cancelled.
With respect to the first performance period of the 2018 MSU Program, which ended October 31, 2019, the Compensation Committee determined that, based on a comparison of our TSR relative to the TSR of the Russell 2000

Index, the shares of our common stock subject to the awards had not been earned and, accordingly, the MSU awards associated with the first performance period were cancelled.
The equity awards granted to our NEOs in fiscal 2020 are reported in the Fiscal 2020 Summary Compensation Table under “Executive Compensation” below. Additional information about these awards, including the number of shares of our common stock subject to each award and the award’s grant date fair value and applicable vesting schedules, is reported in the Grants of Plan-Based Awards For Fiscal 2020 Table under “Executive Compensation” below.
Other Compensation Practices and Policies that Align Our NEOs to our Stockholders
Stock Ownership Requirements
Our Board has adopted Corporate Governance Guidelines to help ensure that we are managed in the best long-term interests of our stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which our Board may conduct its oversight of our business. The Corporate Governance Guidelines require that our executive officers and non-employee members of our Board own shares of our common stock as follows:
•
Non-Employee Directors:  the number of shares having a value equal to at least three times the non-employee director’s regular annual cash retainer (excluding any committee retainer);Chief Executive Officer:  the greater of (a) the number of shares having a value equal to three times his annual base salary and (b) 175,000 shares;

•	Chief Financial Officer and Chief Commercial Officer: the greater of (a) the number of shares having a value equal to one times his or her annual base salary and (b) 40,000 shares; and
•	All Other Executive Officers: the greater of (a) the number of shares having a value equal to one times his or her annual base salary and (b) 17,500 shares.
Our executive officers and non-employee directors have five years from the date of election or appointment to attain such ownership levels. We expect each executive officer and non-employee director to retain at least 25% of the net shares of our common stock he or she receives pursuant to all equity awards granted by us (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated withholding and other taxes), until the foregoing ownership levels are achieved. As of the last day of fiscal 2020, all of our NEOs and all of our non-employee directors were in compliance with such stock ownership requirements or were on track to be in compliance within the appropriate timeframe.
Compensation Recovery (“Clawback”) Policy
The Company Bonus Plan, 2007 Incentive Award Plan, and the 2016 Equity Incentive Plan each include a compensation recovery (“clawback”) provision, which provides that, in the event we are required to restate our financial results or materially reduce publicly disclosed backlog figures, our Board will review the conduct of our executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated our Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law. These provisions will be updated and revised consistent with any changes in applicable laws, including the adoption of rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Insider Trading, Anti-Hedging and Pledging Policy
We maintain an insider trading policy that prohibits trading in shares of our common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by us on the date of vesting to cover and pay the withholding tax requirements in accordance with Company policy.
In addition, our insider trading policy prohibits all of our employees, including our executive officers, consultants and our non-employee Board members from engaging any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.
Our employees, including our executive officers, consultants and the non-employee Board members are also prohibited from pledging or using our securities as collateral for loans.
Equity Award Grant Practices
Historically, the Compensation Committee has granted stock options, RSU awards and/or performance-based equity awards (PSU awards or MSU awards) to our employees, including our executive officers, when they first join us. Typically, new hire stock options, RSU awards and performance-based equity awards are granted at the first meeting of the Compensation Committee in the month following an employee’s first day of employment.
Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSU awards or performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.
We grant stock options with an exercise price that is equal to the fair market value of a share of our common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of our common stock. The exercise price for our stock options is based on the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
Other Benefits
Post-Employment Compensation—Retirement Plans
Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph and our Swiss pension plan that is generally available to our Swiss employees, including Mr. Hadjadjeba, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.
We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to such participant’s directions. Typically, we match 50% of each participant’s contributions to the plan, up to a maximum contribution by a participant of six percent of his or her base salary per year; however, in light of the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, we suspended such match effective May 24, 2020 and will reevaluate reinstating matching contributions at the end of calendar year 2020. One hundred percent of our matching contributions made to the Section 401(k) employee savings plan on behalf of an employee vest on the first anniversary of such employee’s service. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.
We view this plan as serving two important objectives. First, it encourages our executive officers, including our NEOs, and other employees to commit to long-term service with us. Second, it enables them to save a portion of their annual compensation for their eventual retirement.
Given that the amounts set aside for retirement under the plan are largely drawn from participants’ annual compensation and our matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executive officers, including our NEOs.
Health, Welfare, and Other Employee Benefits (including Perquisites)
We provide health and welfare benefits to our executive officers, including our NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life and disability insurance.

In circumstances where we are recruiting a candidate who would have to move to accept our job offer, we may agree to reimburse certain of such employee’s relocation expenses.
Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations. To the extent that any NEO was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in the Fiscal 2020 Summary Compensation Table below.
Employment, Change in Control and Severance Arrangements
Effective January 1, 2020, we entered into amended and restated employment agreements with each of our then-current executive officers, including Messrs. Levine, Hamamatsu, Spine, and Chew as well as Ms. Winter, to document the material terms and conditions of each executive officer’s employment, including his or her annual base salary and target annual cash incentive award opportunity. Each executive officer’s employment agreement has a three year term (with automatic successive three year term renewal unless we or the executive officer provides timely notice of non-renewal) and specifies the payments and benefits that each executive officer will receive upon a potential termination of his or her employment under certain circumstances, including in connection with a change in control of the Company. In addition, in order to induce Ms. Winter to join the Company and leave her former employer, including the bonus she would have earned, Ms. Winter’s employment agreement also provides for a $150,000 sign-on bonus to be paid in two equal installments, the first installment to be paid within 30 days following October 21, 2019 and the second installment to be paid within 180 days of October 31, 2019, in each case subject to Ms. Winter being an employee in good standing on such payment date. Mr. Winter is required to repay the sign-on bonus if she resigns voluntarily without “good reason” or is terminated by the Company for “cause” (as such terms are defined in her employment agreement) at any time prior to the first anniversary of her employment start date.
The employment agreements with our executive officers also protect our interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to us, including disclosing our confidential information, soliciting our employees and engaging in certain competitive business activities.
These post-employment compensation arrangements were provided for the following reasons:
•	Assist us in retaining talented executives in a competitive market;
•	Permit our executive officers to focus on our business;
•	Eliminate any potential personal bias of an executive officer against a transaction that is in our best interests and the best interests of our stockholders;
•	Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executive officers at the time of termination of employment; and
•	Provide us with the flexibility needed to react to a continually changing business environment.
The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. They also assure our executive officers that their severance payments and benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for us to administer.
Generally, our executive officers, including our NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by us without “cause” or by the executive officer for “good reason,” in each case, provided that the executive officer executes a general release of claims in favor of the Company. In addition, our executive officers, including our NEOs, are eligible for certain enhanced severance payments and benefits in the event such termination of employment without cause or resignation for good reason occurs within three months prior to or 18 months following a change in control of the Company (i.e., a “double-trigger” arrangement). Further, our executive officers, including our NEOs, are not entitled to a “gross-up” payment for excise taxes in connection with a change in control of the Company. We believe that the agreements offer payments and benefits that are generally comparable to the payments and benefits of similarly situated executives at the companies in our compensation peer group.

For additional information, see “—Executive Compensation—Potential Payments and Benefits Upon Termination or Change in Control” below.
Tax and Accounting Considerations
Section 162(m)—Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and certain other highly compensated current and former executive officers. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this limit and, therefore, could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m).
The exception from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that has not been subsequently materially modified. The Compensation Committee seeks to operate our executive compensation program to maximize the deductibility of the remuneration paid to our NEOs to the extent that it believes that doing so is in our best interests. Consequently, in determining which compensation elements are to be paid to our executive officers, and how they are weighted, the Compensation Committee takes into account whether a particular form of compensation will be deductible under Section 162(m), but retains discretion to award compensation that is not deductible under Section 162(m) if it believes that doing so is in the best interests of the Company and our stockholders.
While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Compensation Committee may, in its judgment, authorize and pay compensation that is not fully tax deductible when it believes that such compensation is in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards and performance-based equity awards (PSUs and MSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
For performance unit awards, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against their pre-established performance objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee Of The Board Of Directors
Beverly A. Huss, Chairperson
Elizabeth Dávila
Louis J. Lavigne, Jr.
The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

EXECUTIVE COMPENSATION
Fiscal 2020 Summary Compensation Table
The following table sets forth the compensation for each of fiscal years 2020, 2019 and 2018 paid to and earned by the following persons, who we refer to as our named executive officers or NEOs:
•	our principal executive officer;
•	our principal financial officer during such fiscal year;
•	our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2020; and
•	two former executive officers who would have been among our three most highly-compensated executive officers had they remained executive officers at the end of fiscal 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joshua H. Levine, President and Chief Executive Officer	2020	730,351	—	1,088,074	1,079,749	—	8,910	2,907,084
	2019	720,650	—	—	3,035,338	880,346	8,658	4,644,992
	2018	710,000	—	1,537,255	518,357	570,840	16,323	3,352,774
Shig Hamamatsu, Senior Vice President, Chief Financial Officer	2020	412,209	—	231,062	229,293	—	8,305	880,868
	2019	388,077	—	100,000	644,426	259,590	8,598	1,400,691
Suzanne Winter,(5) Senior Vice President, Chief Commercial Officer	2020	311,106	339,000(6)	975,000	321,695	—	7,496	1,954,297
Patrick Spine, Senior Vice President, Chief Administrative Officer	2020	387,059	—	139,360	138,283	—	8,810	673,512
	2019	368,750	100,000	—	388,710	225,233	5,634	1,088,326
Jesse Chew,(5) Senior Vice President, General Counsel and Corporate Secretary	2020	387,059	—	144,248	143,137	—	8,966	683,410
Lionel Hadjadjeba,(7) Former Senior Vice President, Chief Commercial Officer	2020	95,149	—	—	—	—	1,055,693	1,150,843
	2019	559,266	—	—	698,595	427,000	192,531	1,877,391
	2018	568,769	—	403,550	145,373	228,657	166,474	1,512,822
Andy Kirkpatrick,(8) Senior Vice President, Chief Operations Officer	2020	213,385	—	250,640	248,735	—	65,535	778,295
	2019	410,000	—	—	698,595	313,035	8,824	1,430,454
	2018	395,000	—	262,108	94,368	158,790	8,943	919,209
(1)	The amounts reported in this column represent the base salary amounts actually paid to each NEO during each respective fiscal year.
(2)
The amounts reported in this column represent the aggregate grant date fair value of stock options and stock awards granted in each respective fiscal year as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect to the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 1 and Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

(3)
In May 2020, the independent members of our Board approved the elimination of the payment of the cash incentive awards under the Company Bonus Plan for fiscal 2020 and as such no amounts were earned by each NEO for fiscal 2020, other than Ms. Winter, who was guaranteed a cash incentive award under the Company Bonus Plan pursuant to her employment agreement. The payment of the guaranteed portion of the cash incentive award to Ms. Winter is included in the “Bonus” column. Had the cash incentive award payment not been eliminated, each NEO would have received the following amounts pursuant to the Company Bonus Plan for fiscal 2020, which would have been paid in fiscal 2021: $688,867 for Mr. Levine, $242,997 for Mr. Hamamatsu, $198,072 for Ms. Winter, $182,537 for Mr. Spine and $182,537 for Mr. Chew. Messrs. Hadjadjeba and Kirkpatrick were not employed with the Company as of the end of fiscal 2020 and as such would not have been eligible to earn the cash incentive award payment. For additional information, see “Compensation Discussion and Analysis —Annual Cash Incentives” above.

(4)	The amounts reported in the “All Other Compensation” column for fiscal 2020 consist of the following:
Name	Company Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums Paid by the Company ($)	Paid Time Off Paid upon Termination ($)	Company Contribution to Life Insurance / Pension Fund ($)	Corporate Housing Expenses ($)	Severance ($)	Car Allowance ($)
Joshua Levine	8,286	624	—	—	—	—	—
Shig Hamamatsu	7,799	505	—	—	—	—	—
Suzanne Winter	6,923	573	—	—	—	—	—
Patrick Spine	8,332	478	—	—	—	—	—
Jesse Chew	8,523	443	—	—	—	—	—
Lionel Hadjadjeba	—	—	262,806	21,262	8,383	759,147	4,096
Andy Kirkpatrick	4,347	294	60,894	—	—	—	—
(5)	Ms. Winter and Mr. Chew were not named executive officers in fiscal 2018 or fiscal 2019.
(6)
Represents (i) the sign-on bonus in the amount of $150,000 paid to Ms. Winter pursuant to her employment agreement with the Company, which was paid in fiscal 2020, and (ii) $189,000 consisting of the fiscal 2020 cash incentive award that was guaranteed to Ms. Winter pursuant to her employment agreement.

(7)
For fiscal 2020, Mr. Hadjadjeba’s base salary severance payment and other benefits were paid in Swiss Francs or Euros. The amounts for fiscal 2020 set forth in the Fiscal 2020 Summary Compensation Table above and elsewhere in this Proxy Statement (unless otherwise stated) reflect the conversion from CHF to U.S. dollars using the average exchange rate of 1.02399 for fiscal 2020, except that the amount set forth in the table in footnote 4 above under “Corporate Housing Expenses” was paid in Euros and reflects the conversion from Euros to U.S. dollars using the average exchange rate of 1.10549 for fiscal 2020. Mr. Hadjadjeba’s employment with the Company was terminated effective August 31, 2019.

(8)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019.
Grants of Plan-Based Awards for Fiscal 2020 Table
The following table sets forth information regarding awards granted under our annual cash incentive plan and equity awards granted under our 2016 Equity Incentive Plan or other stand-alone plan/agreement to each of our NEOs during the fiscal year ended June 30, 2020 other than Mr. Hadjadjeba, our former Senior Vice President, Chief Commercial Officer, whose employment with the Company was terminated effective August 31, 2019 and was not granted such awards in fiscal 2020.
	Grant Date	Date of Board Action to Grant the Award	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joshua Levine	10/31/19		—	—	—	—	—	—	—	923,020(3)	2.60	1,079,749
	10/31/19		—	—	—	—	418,490(4)	—	—	—	—	1,088,074
Shig Hamamatsu	10/31/19		—	—	—	—	—	—	—	196,010(3)	2.60	229,293
	10/31/19		—	—	—	—	—	—	88,870(5)	—	—	231,062
Suzanne Winter	10/31/19		—	—	—	—	—	—	—	275,000(3)	2.60	321,695
	10/31/19		—	—	—	—	—	—	375,000(6)	—	—	975,000
			189,000	252,000	317,520
Patrick Spine	10/31/19		—	—	—	—	—	—	—	118,210(3)	2.60	138,282
	10/31/19		—	—	—	—	—	—	53,600(5)	—	—	139,360
Jesse Chew	10/31/19		—	—	—	—	—	—	—	122,360(3)	2.60	143,137
	10/31/19		—	—	—	—	—	—	55,480(5)	—	—	144,248
Andy Kirkpatrick(7)	10/31/19		—	—	—	—	—	—	—	212,630(3)	2.60	248,735
	10/31/19		—	—	—	—	—	—	96,400(5)	—	—	250,640
(1)
The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under our annual cash incentive plan, the Company Bonus Plan. In May 2020, the independent members of our Board approved the elimination of the payment of the cash incentive awards under the Company Bonus Plan for fiscal 2020 and as such no payouts were granted to each NEO for fiscal 2020, other than to Ms. Winter, who was guaranteed a cash incentive award pursuant to her employment agreement.

(2)
The amounts reported in this column represent the grant date fair value of each award, as determined in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 1 and Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10 K for the fiscal year ended June 30, 2020.

(3)
The shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance will vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(4)
Represents the PSU award granted to Mr. Levine in fiscal 2020. Such award provides for a fixed amount of shares to be awarded to Mr. Levine upon achievement of the Performance Goal and as such does not have any thresholds or maximums (or equivalent items). Upon certification of achievement of the Performance Goal, 1/8th of the aggregate number of shares of common stock subject to the PSU award shall vest on the last day of each fiscal quarter beginning with the first quarter of fiscal 2021 and ending on the fourth quarter of fiscal 2022, subject to Mr. Levine’s continued service through such date. Please see “Compensation Discussion and Analysis—Fiscal 2020 Executive Compensation Program—Long-Term Incentive Compensation—Performance-Based PSU Award” for more information about the PSU award granted to Mr. Levine.

(5)
The shares of our common stock subject to the RSU award that will vest over a three year period with 34% of the shares of our common stock subject to the award vesting on the first anniversary of the vesting commencement date and the remaining shares vesting as to 33% of the award on the second anniversary of the vesting commencement date and 33% of the award on the third anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(6)
The shares of our common stock subject to the RSU award will vest over a four year period with 25% of the shares of our common stock subject to the award vesting annually on each anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(7)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019.
Outstanding Equity Awards at Fiscal 2020 Year-End Table
The following table sets forth the outstanding and exercisable and unexercisable stock options and other unvested stock awards held by our NEOs as of June 30, 2020, other than Mr. Hadjadjeba, our former Senior Vice President, Chief Commercial Officer, whose employment with the Company terminated effective August 31, 2019, and Mr. Kirkpatrick, our former Senior Vice President, Chief Operations Officer, who resigned from the Company effective December 31, 2019, both of whom did not hold any outstanding equity awards as of June 30, 2020. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by the closing market price per share of our common stock on June 30, 2020, the last trading day of the fiscal year.
		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Joshua Levine	11/30/12	200,000	—	6.28	11/30/22	—	—	—	—
	11/30/16	274,931	31,969	5.05	11/30/26	—	—	—	—
	9/29/17	214,500	97,500	4.00	9/29/27	—	—	—	—
	11/30/18	643,229	981,771	4.10	11/30/28	—	—	—	—
	10/31/19	—	923,020	2.60	10/31/29	—	—	—	—
	11/30/16	—	—	—	—	30,700(5)	62,321	—	—
	9/29/17	—	—	—	—	66,500	134,995	—	—
	9/29/17	—	—	—	—	—	—	133,500(6)	271,005
	10/31/19	—	—	—	—	—	—	418,490(7)	849,535
Shig Hamamatsu	11/30/18	136,563	208,437	4.10	11/30/28	—	—	—	—
	10/31/19	—	196,010	2.60	10/31/29	—	—	—	—
	9/29/17	—	—	—	—	50,000	101,500	—	—
	10/31/19	—	—	—	—	88,870(5)	180,406	—	—

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Suzanne Winter	10/31/19	—	275,000	2.60	11/30/28	—	—	—	—
	10/31/19	—	—	—	—	375,000	761,250	—	—
Patrick Spine	4/30/18	25,381	21,484	5.00	4/30/28	—	—	—	—
	11/30/18	82,373	125,727	4.10	11/30/28	—	—	—	—
	10/31/19	—	118,210	2.60	10/31/29	—	—	—	—
	4/30/18	—	—	—	—	9,374	19,029	—	—
	10/31/19	—	—	—	—	53,600(5)	108,808	—	—
	4/20/18	—	—	—	—	—	—	18,750(6)	38,063
Jesse Chew	11/30/18	85,104	129,896	4.10	11/30/28	—	—	—	—
	10/31/19	—	122,360	2.60	10/31/29	—	—	—	—
	11/30/16	—	—	—	—	1,595	3,238	—	—
	10/31/17	—	—	—	—	10,000	20,300	—	—
	10/31/19	—	—	—	—	55,480(5)	112,624	—	—
(1)
Unless otherwise described in the footnotes below, the shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance will vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(2)
Unless otherwise described in the footnotes below, the shares of our common stock subject to RSU awards will vest over a four-year period with 25% of the shares of our common stock subject to the award vesting annually on each anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(3)
Market value of shares or units of common stock that have not vested is computed by multiplying (i) $2.03, the closing market price per share on the Nasdaq Global Select Market of our common stock on June 30, 2020, the last trading day of fiscal year 2020, by (ii) the number of shares or units of common stock.

(4)	The MSU awards reported are to be earned based on achieving certain pre-established target levels for the award performance metrics.
(5)
34% of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and the remaining shares vest as to 33% of the shares subject to the award on the second and third anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities markets are not open for trading, such vesting date shall be delayed until the next trading date.

(6)
Represents the target number of shares of our common stock subject to the second performance period under the MSU award, which will be earned if the performance goals for the performance period ending October 31, 2020 are met and certified by the Compensation Committee.

(7)
Upon certification of achievement of the Performance Goal, 1/8th of the aggregate number of shares of common stock subject to the PSU award shall vest on the last day of each fiscal quarter beginning with the first quarter of fiscal 2021 and ending on the fourth quarter of fiscal 2022, subject to executive’s continued service through such date. In August 2020, the Compensation Committee determined that the Performance Goal had not been met and the PSU award was cancelled.

Option Exercises and Stock Vested During Fiscal 2020 Table
The following table reports stock option exercises and the vesting of RSU awards during the fiscal year ended June 30, 2020 and the value realized upon exercise or vesting by each of the NEOs:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joshua Levine	215,950	718,988
Shig Hamamatsu	50,000	138,250
Suzanne Winter	—	—
Patrick Spine	4,688	10,478
Jesse Chew	7,595	20,455
Lionel Hadjadjeba(2)	17,000	66,470
Andy Kirkpatrick(3)	49,350	166,541
(1)	The value realized was determined by multiplying the closing market price per share of our common stock on the date of vesting by the number of shares vested.
(2)	Mr. Hadjadjeba’s employment with the Company was terminated effective August 31, 2019.
(3)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019.
Potential Payments and Benefits Upon Termination or Change in Control
Our employment agreements with each of our executive officers, including our NEOs, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances, including in connection with a change in control of the Company. Except as set forth below, our NEOs will forfeit any outstanding and unvested stock options, RSU awards and performance-based equity awards if their employment with us is terminated.
Termination Not in Connection with a Change in Control of the Company
In the event of a termination of employment by us without “Cause” (as defined below) or by an NEO for “Good Reason” (as defined below), the amount of the severance payments and benefits to which each such executive is entitled depends on such executive’s position with the Company. For each executive other than our CEO, the severance payments and benefits consist of:
•	a lump sum payment equal to six months of the executive’s annual base salary,
•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for six months,
•
either (i) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus such executive would have received for the fiscal year during which termination occurs, except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (ii) if the termination date is before the payment of the prior fiscal year bonus, then the bonus such executive would have received for the prior fiscal year, and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
Under the terms of our CEO’s employment agreement, in the event his employment is terminated by us without Cause or if he resigns his employment for Good Reason, his severance payments and benefits consist of:
•	a lump sum payment equal to 12 months of his annual base salary,
•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for him and his eligible dependents under COBRA for 12 months,
•
either (i) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus he would have received for the fiscal year during which termination occurs, except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (ii) if the termination date is before the payment date of the prior fiscal year bonus, then the bonus he would have received for the prior fiscal year, and
•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
In addition, each NEO’s employment agreement requires us to provide the NEO with 30 days’ written notice of a termination without Cause but allows us to terminate the NEO before the end of that notice period if we pay the NEO his or her base salary for the remainder of the notice period (the “Termination Notice Replacement Payment”).
Our NEOs’ employment agreements define “Cause” as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO’s position, or the failure to follow the reasonable and lawful instructions of the Company (or in the case of our CEO, our Board); (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company (or in the case of our CEO, our Board) reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO’s conviction of or plea of guilty or nolo contendere to any crime other than a traffic offense that is not punishable by a sentence of incarceration, provided that a termination pursuant to (ii) will be effective only if such failure continues after the NEO has been given written notice thereof and 15 business days thereafter in which to cure, unless the Company (or in the case of our CEO, our Board) reasonably determines that the reasons for termination are not capable of being cured.
Our NEOs’ employment agreements define “Good Reason” as the occurrence of any one of the following events without the NEO’s written consent, unless the Company cures the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO’s base compensation and/or a material breach of the NEO’s employment agreement resulting from the failure to provide the compensation or benefits required therein; (ii) any action or inaction that constitutes a material breach by the Company of the NEO’s employment agreement; (iii) a material diminution in the NEO’s authority, duties or responsibilities such that they are materially inconsistent with his/her position in the Company; or (iv) relocation of the Company’s office where the NEO is providing services to a location that increases the NEO’s commute by thirty (30) miles or more. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.
Termination in Connection with a Change in Control of the Company
Each of our NEO’s (including our CEO’s) severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company (as defined below).
For each of our NEOs, in the event such executive’s employment is terminated without Cause or such executive resigns for Good Reason, in each case within three months prior to or 18 months following a change in control of the Company, the severance payments and benefits consist of:
•	24 months of the executive’s annual base salary;
•
200% of the executive’s target annual bonus for the fiscal year during which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first 3 months of the fiscal year);

•	reimbursement of the insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months;
•
with respect to each of the first 12 months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement the executive actually receives for such month;

•
full and immediate vesting of all outstanding and unvested equity awards, with any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) vesting at target unless otherwise specified in the applicable Performance-based Equity Award’s award agreement; and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
Each NEO’s employment agreement generally defines a “change in control” to include the following:
•
the direct or indirect acquisition of beneficial ownership by a person or group of persons (other than trustees or other fiduciaries holding securities under a Company employee benefit plan or an entity in which the Company directly or indirectly beneficially owns at least 50% of the voting securities) of 50% or more of (i) the outstanding shares of the Company’s common stock or (ii) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors;

•
the consummation by the Company of a merger or consolidation which merger or consolidation results in (i) the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the then outstanding voting securities of the corporation or entity resulting from or surviving such merger or consolidation or (ii) individuals who are directors of the Company just prior to such merger or consolidation not constituting more than 50% of the members of the Board of the surviving entity or corporation immediately after the consummation of such merger or consolidation; or

•
all or substantially all of the assets of the Company and its subsidiaries are, in any transaction or series of transactions, sold or otherwise disposed of (or consummation of any transaction, or series of related transactions, having similar effect), other than to an affiliate.

Termination as a Result of Incapacity or Death
In the event of our CEO’s termination of employment because of incapacity or death, his employment agreement provides for (i) the acceleration of vesting of all outstanding and unvested equity awards that are scheduled to vest based solely on the achievement of service-based conditions (“Time-based Equity Awards”) that would have vested within 12 months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to any Performance-based Equity Awards for which the performance period is scheduled to end within 12 months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
In the event of termination of employment of any of our other NEOs because of incapacity or death, their respective employment agreements provide for (i) the acceleration of vesting of all unvested Time-based Equity Awards that would have vested within six months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to Performance-based Equity Awards for which the performance period is scheduled to end within six months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
Restrictive Covenants and Release of Claims
As a condition to the receipt of payments and benefits (including the Termination Notice Replacement Payment) upon or following termination of employment (other than a termination due to incapacity or death), each of our NEOs is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit these executives from disclosing our proprietary or confidential information during their employment with us and thereafter, soliciting any of our employees to leave employment with us or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with us and for one year thereafter, and from competing with us for the duration of their employment. These severance payments and benefits may cease in the event of violation of these covenants. In addition, these severance payments and benefits are conditioned upon our NEOs entering into a full release of claims in favor of the Company.

Section 4999 of the Code
If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our NEOs and mitigates any potential personal bias against a potential corporate transaction.
Other Information
The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.
Potential Payments to our NEOs on Termination of Employment
The tables below quantify potential payments to our NEOs who were employed by us at the end of fiscal 2020 in the event of a termination of employment or a change in control of the Company, based on the terms of employment agreements in effect as of June 30, 2020, the last business day of fiscal 2020. The amounts shown assume that the termination of employment and change in control, as applicable, occurred on June 30, 2020, the last business day of fiscal 2020. The amounts set forth in the tables below represent what we believe are reasonable estimates of the amounts that would be paid to our NEOs upon their termination of employment, including any termination in connection with a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock option or other equity awards that vested on or before June 30, 2020. The actual amounts to be paid can only be determined at the time of our NEOs’ actual termination of employment or upon the occurrence of a change in control of the Company.
The closing market price of our stock on the Nasdaq Global Select Market as of June 30, 2020 was $2.03 per share, which was used as the value of our common stock for purpose of these calculations. The value of the vesting acceleration for outstanding and unvested stock options was calculated by multiplying the number of accelerated option shares as of June 30, 2020 by the “spread” between the closing market price of our common stock as of June 30, 2020 and the exercise price for such unvested options. The value of vesting acceleration for outstanding and unvested service-based RSU awards was calculated by multiplying the number of accelerated RSUs by the closing market price of our common stock as of June 30, 2020. The value of vesting acceleration for outstanding and unvested performance-based MSU awards was calculated in accordance with the applicable MSU Program assuming the end of each performance period occurred on June 30, 2020. The values reflected also assume that the payments and benefits to our NEOs are not reduced by virtue of the provisions in their employment agreements relating to Section 4999 of the Code.
Joshua Levine
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	745,900	1,491,800
Bonus Severance	688,867	1,790,160
Outplacement Assistance Payment	10,000	10,000
COBRA Premium Reimbursement	18,556	18,556
Health Coverage Taxable Payment	—	18,556
Options Acceleration	—	—
Stock Award Acceleration	—	197,316
Termination Notice Replacement Payment	46,619	—
Total	1,509,942	3,526,389

Shig Hamamatsu
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	208,600	834,400
Bonus Severance	242,997	625,800
Outplacement Assistance Payment	10,000	10,000
COBRA Premium Reimbursement	10,902	21,804
Health Coverage Taxable Payment	—	21,804
Options Acceleration	—	—
Stock Award Acceleration	—	281,906
Termination Notice Replacement Payment	29,552	—
Total	502,051	1,795,714
Suzanne Winter
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	225,000	900,000
Bonus Severance	198,072	720,000
Outplacement Assistance Payment	10,000	10,000
COBRA Premium Reimbursement	16,483	32,966
Health Coverage Taxable Payment	—	32,966
Options Acceleration	—	—
Stock Award Acceleration	—	761,250
Termination Notice Replacement Payment	31,875	—
Total	481,430	2,457,182
Patrick Spine
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	196,900	787,600
Bonus Severance	182,537	472,560
Outplacement Assistance Payment	10,000	10,000
COBRA Premium Reimbursement	5,165	10,331
Health Coverage Taxable Payment	—	10,331
Options Acceleration	—	—
Stock Award Acceleration	—	127,837
Termination Notice Replacement Payment	27,894	—
Total	422,496	1,418,659

Jesse Chew
Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)
Base Salary Severance	196,900	787,600
Bonus Severance	182,537	472,560
Outplacement Assistance Payment	10,000	10,000
COBRA Premium Reimbursement	940	1,879
Health Coverage Taxable Payment	—	1,879
Options Acceleration	—	—
Stock Award Acceleration	—	136,162
Termination Notice Replacement Payment	27,894	—
Total	418,271	1,410,081
Andy Kirkpatrick
Mr. Kirkpatrick resigned from the Company effective December 31, 2019. No additional severance benefits were paid to Mr. Kirkpatrick in connection with his resignation from the Company.
Lionel Hadjadjeba
Mr. Hadjadjeba’s employment with the Company was terminated effective August 31, 2019. In connection with his termination, on August 16, 2019, Accuray International Sàrl, a wholly-owned subsidiary of the Company, entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Hadjadjeba, the former Senior Vice President, Chief Commercial Officer of Accuray International Sàrl and former executive officer of the Company. Pursuant to the Separation Agreement, in exchange for a general release of claims made by Mr. Hadjadjeba in favor of Accuray International Sàrl and its related entities, including the Company, Accuray International Sàrl agreed to provide Mr. Hadjadjeba: (i) a lump sum payment of CHF 278,760, representing six months of Mr. Hadjadjeba’s base salary; (ii) a lump sum payment of CHF 425,666, representing Mr. Hadjadjeba’s fiscal 2019 bonus under the Company Bonus Plan; and (iii) a lump sum payment of CHF 36,935, representing an amount in lieu of any prorated bonus that would have been due to Mr. Hadjadjeba for fiscal year 2020 pursuant to the terms of his employment agreement, with all such payments subject to required withholdings and authorized deductions.
CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Mr. Levine, our President and CEO, and the annual total compensation of our median employee. For our last completed fiscal year, which ended June 30, 2020:
•
The median of the annual total compensation of all employees (other than Mr. Levine) of the Company (including our consolidated subsidiaries) was $107,213. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and reflects, among other things, salary and cash bonus earned during the fiscal year ended June 30, 2020.

•	Mr. Levine’s annual total compensation for the fiscal year ended June 30, 2020, as reported in the Fiscal 2020 Summary Compensation Table included in this Proxy Statement, was $2,907,084.
•	Based on the above, for fiscal 2020, the ratio of Mr. Levine’s annual total compensation to the median of the annual total compensation of all employees was approximately 27 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology we used to calculate the pay ratio is described below.
•
We determined the median of the annual total compensation of our employees as of June 30, 2020 at which time we (including our consolidated subsidiaries) had approximately 929 full-time and part-time employees, approximately 559 of who were U.S. employees, and approximately 370 of who were employees located outside of the United States. In considering our work force outside of the United States, and as permitted by the SEC’s de minimis exemption, we excluded from this pool employees located in certain non-U.S. jurisdictions for ease of data gathering. Specifically, we excluded all employees located in the United Arab Emirates (one employee), the Republic of Korea (one employee), Singapore (two employees), Lebanon (two employees), the Philippines (two employees), Brazil (three employee), Belgium (three employees), Canada (four employees), the Russian Federation (five employees), Spain (six employees), and Italy (13 employees) from the pool of employees used to identify our median employee. The aggregate number of employees we excluded, 42 employees, equals approximately 4.5% of our global employee population as of June 30, 2020. Excluding these employees resulted in the reduction of our employee pool to 887 employees (including approximately 559 and 328 U.S. and non-U.S. employees, respectively).

•
We then compared the sum of (i) the annual base salary of each of these employees for fiscal 2020, plus (ii) the total annual cash incentive bonus or commission, as applicable, earned by each of these employees for fiscal 2020 as reflected in our payroll records to determine the median employee. Compensation paid in foreign currency was converted to U.S. dollars using the average exchange rate as of June 30, 2020 for all currencies. In determining the median total compensation of all employees, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S. Adjustments were made to annualize the compensation of permanent employees who were not employed by us for the entire year.

•
Our determination of the median employee yielded three median employees with the same median total compensation. After identifying these median employees, we determined their annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and, in order to utilize a more conservative approach and yield a higher pay ratio, selected the employee with the lower annual total compensation. This resulted in the median annual total compensation disclosed above. With respect to Mr. Levine’s annual total compensation, we used the amount reported in the “Total” column of our Fiscal 2020 Summary Compensation Table.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation Table for Fiscal 2020
The following table sets forth summary information concerning the compensation of our non-employee directors for their service during fiscal 2020, other than Anne B. LeGrand, who joined our Board in July 2020, after the end of fiscal 2020.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Elizabeth Dávila	70,000	149,999	219,999
Jack Goldstein, Ph.D.	60,313	149,999	210,312
James M. Hindman	51,121	174,998	226,119
Beverly A. Huss	60,453	149,999	210,452
Louis J. Lavigne, Jr.	91,071	149,999	241,071
Richard Pettingill	62,500	149,999	212,499
Robert S. Weiss(2)	25,496	—	25,496
Joseph E. Whitters	77,500	149,999	227,499
(1)
The amounts reported in this column represent the grant date fair value of the RSU awards granted in fiscal 2020, measured in accordance with FASB ASC Topic 718. See Note 1 and Note 12 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. The following table provides additional information regarding each RSU award granted to the individuals who served as our non-employee directors in fiscal 2020, as well as the number of shares of our common stock subject to outstanding stock options and RSU awards held by them at the end of fiscal 2020:

Name	Grant Date	Outstanding Option Awards at June 30, 2020	RSU Awards Granted during fiscal 2020	Outstanding RSU Awards at June 30, 2020
Elizabeth Dávila	11/29/19	—	48,701	48,701
Jack Goldstein, Ph.D.	11/29/19	—	48,701	48,701
James M. Hindman	9/30/19	—	9,025*	—
	11/29/19	—	48,701	48,701
Beverly A. Huss	11/29/19	—	48,701	48,701
Louis J. Lavigne, Jr.	11/29/19	—	48,701	48,701
Richard Pettingill	—	11,164	—	—
	11/29/19	—	48,701	48,701
Robert S. Weiss(2)	—	—	—	—
Joseph E. Whitters	11/29/19	—	48,701	48,701
*
Represents the initial award granted to Mr. Hindman in connection with his appointment to our Board, prorated for the number of months Mr. Hindman served on our Board prior to November 16, 2019, the date of our 2019 Annual Meeting of Stockholders. Such award vested in full on November 16, 2019.

(2)	Mr. Weiss resigned from our Board of Directors effective November 16, 2019.
Cash Compensation
Each non-employee director, other than the Chairperson of our Board, receives an annual cash retainer of $52,500, paid quarterly. The Chairperson of our Board receives an annual cash retainer of $75,000, paid quarterly. The additional annual cash retainer for non-employee directors who serve on the standing committees of our Board and the additional annual retainer for serving as the chairperson of such committee are set forth in the table below:
Committee	Chairperson retainer ($)	Member retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000

The annual retainers set forth above apply regardless of the number of meetings and no additional fees are paid for additional meetings in excess of the regularly scheduled meetings.
In addition to the foregoing, all of our non-employee directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board and committees of our Board. Employee directors are not compensated for Board service in addition to their regular employee compensation.
In May 2020, due in part to the uncertainties of the COVID-19 pandemic and its impact or anticipated impact on the Company and its performance, including its potential impact on revenue and cash generation, the independent members of our Board approved the elimination of all Board and Committee retainers that would have been earned during the period beginning July 1, 2020 and ending on December 31, 2020. Our Board exempted Ms. Le Grand from such retainer elimination in order to induce her to join our Board in July 2020.
Equity Compensation
Pursuant to guidelines for annual equity awards adopted by our Board in November 2017 and affirmed in November 2018 and 2019, each of our non-employee directors receives an annual RSU award equal to the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock, with such RSU awards granted on the last day of the month in which our Annual Meeting of Stockholders occurs, and with a vesting commencement date of the date of the Annual Meeting. In accordance with these guidelines, on November 30, 2019, each then-current non-employee director was granted an RSU award covering 48,701 shares of our common stock under the 2016 Equity Incentive Plan, with a vesting commencement date of November 15, 2019. The annual RSU awards vest in full on the first anniversary of the vesting commencement date and are subject to full acceleration of vesting in the event of a change in control of the Company.
Our Board revised the equity compensation for newly elected non-employee directors in November 2017 such that upon initial appointment to our Board, a non-employee director will receive an RSU award equal to the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock. This RSU award will be prorated for the number of months the newly elected non-employee director will serve on our Board prior to the next Annual Meeting of Stockholders. The vesting commencement date for the initial RSU award is the date of appointment for the new director, with full vesting on the next Annual Meeting of Stockholders. Vesting of the initial RSU award will be accelerated in full in the event of a change in control of the Company.
No additional stock options or RSU awards are provided for committee membership or for serving as the chairperson of a committee.
Stock Ownership Guidelines
Our Corporate Governance Guidelines require our non-employee directors to own the number of shares of our common stock having a value equal to at least three times his or her regular annual cash retainer. Non-employee directors have five years from the date of election or appointment to attain the foregoing ownership levels. We expect each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth as of June 30, 2020 certain information regarding our equity compensation plans.
	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	8,507,172(2)	$3.91	4,095,316(4)
Equity compensation plans not approved by security holders	1,178,779(3)	2.96	61,196(5)
Total	9,685,951	$3.82	4,156,512
(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(2)
Includes 4,856,950 shares subject to outstanding stock options, 2,576,452 shares subject to outstanding RSU awards, and 569,440 shares subject to outstanding performance-based awards, all under our 2016 Equity Incentive Plan, and 499,755 shares subject to outstanding stock options and 4,575 shares subject to outstanding RSU awards, all under our 2007 Incentive Award Plan.

(3)
Includes 599,180 shares subject to outstanding stock options, 560,849 shares subject to outstanding RSU awards and 18,750 shares subject to outstanding performance-based MSU awards under (i) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement for Shig Hamamatsu; (ii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement, Stand-Alone Inducement Performance Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Patrick Spine; (iii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Suzanne Winter; and (iv) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Michael Hoge.

(4)
Includes 2,183,764 shares available for future issuance under the 2016 Equity Incentive Plan and 1,911,552 shares reserved for issuance under the Company’s Amended and Restated 2007 Employee Stock Purchase Plan.

(5)	Represents shares available for future issuance under the Company’s Stand-Alone Inducement Performance Unit Agreement for Patrick Spine.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of August 31, 2020 by:
•	each of our NEOs;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants, RSUs and other convertible securities that are currently exercisable or releasable or will become exercisable or releasable within 60 days of August 31, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, RSUs or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089.
This table lists applicable percentage ownership based on 91,201,458 shares of common stock outstanding as of August 31, 2020.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10022	6,946,041	7.6%
Neuberger Berman Group LLC and affiliates(2) 1290 Avenue of the Americas New York, NY 10104	5,745,991	6.3%
Renaissance Technologies LLC(3) 800 Third Avenue New York, NY 10022	4,926,313	5.4%
The Vanguard Group(4) 100 Vanguard Blvd Malvern, PA 19355	4,785,838	5.2%.
Named Executive Officers and Directors
Joshua H. Levine(5)	2,195,768	2.37%
Shig Hamamatsu(6)	259,523	*
Suzanne Winter(7)	93,750	*
Andy Kirkpatrick(8)	160,160	*
Lionel Hadjadjeba(9)	207,272	*
Patrick Spine(10)	159,520	*
Jesse Chew(11)	139,137	*
Louis J. Lavigne, Jr.(12)	199,996	*
Elizabeth Dávila(13)	145,481	*
Jack Goldstein, Ph.D.(14)	134,581	*
James M. Hindman(15)	9,025	*
Beverly Huss(16)	49,858	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Anne Le Grand	—	—
Richard R. Pettingill(17)	123,448	*
Joseph Whitters(18)	144,377	*
All executive officers and directors as a group (13 persons)(19)	3,654,464	4.0%
*	Less than 1%.
(1)
Based solely upon a Schedule 13G/A filed with the SEC on February 5, 2020 reporting beneficial ownership as of December 31, 2019, Blackrock, Inc., a parent holding company, has sole power to vote 6,681,586 of these shares and sole power to dispose 6,946,041 of these shares.

(2)
Based solely upon a Schedule 13G filed with the SEC on February 13, 2020 reporting beneficial ownership as of December 31, 2019, Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC has shared voting power over 4,691,305 of these shares and shared dispositive power over 5,745,991 of these shares. Neuberger Berman Group LLC may be deemed to be the beneficial owner for purposes of Rule 13d-3 because certain affiliated persons have shared power to retain, dispose of and vote the shares. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. In addition to the holdings of individual advisory clients, Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC’s various registered mutual funds which hold such shares. The holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Breton Hill ULC, NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC are also aggregated to comprise the holdings referenced herein. In addition, the share amounts also includes shares from individual client accounts over which Neuberger Berman Investment Advisers LLC has shared power to dispose but does not have voting power over these shares.

(3)
Based solely upon a Schedule 13G/A filed with the SEC on February 13, 2020 reporting beneficial ownership as of December 31, 2019, Renaissance Technologies LLC has sole power to vote 4,910,203 of these shares, sole power to dispose 4,923,189 of these shares, and shared power to dispose 3,124 of these shares. Renaissance Technologies Holding Corporation is the beneficial owner of all of these shares as a result of its majority ownership in Renaissance Technologies LLC.

(4)
Based solely on a Form 13G filed with the SEC on February 11, 2020 by The Vanguard Group reporting beneficial ownership as of December 31, 2019, The Vanguard Group has sole power to vote 172,852 of these shares, sole power to dispose 4,612,986 of these shares and shared power to dispose 172,852 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 172,852 shares a result of its serving as investment manager of collective trust accounts.

(5)
Amount shown includes (i) 683,113 shares of our common stock held of record by The Joshua Harris Levine Revocable U/A Dtd 4/28/2017, of which Mr. Levine is the trustee, (ii) 1,479,405 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2020, and (iii) 33,250 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2020.

(6)
Amount shown includes (i) 46,774 shares of our common stock held of record by Mr. Hamamatsu, (ii) 158,125 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2020, and (iii) 54,624 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2020.

(7)	Amount shown includes 93,750 shares of our common stock issuable to Ms. Winter upon the settlement of RSUs releasable within 60 days of August 31, 2020.
(8)	Mr. Kirkpatrick resigned from the Company effective December 31, 2019. Amount shown includes 160,160 shares of common stock held of record by Mr. Kirkpatrick.
(9)	Mr. Hadjadjeba was terminated from the Company effective August 31, 2019. Amount shown includes 207,272 shares of common stock held of record by Mr. Hadjadjeba.
(10)
Amount shown includes (i) 17,954 shares of our common stock held of record by Mr. Spine, (i) 123,699 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2020, and (iii) 17,867 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2020.

(11)
Amount shown includes (i) 22,101 shares of our common stock held of record by Mr. Chew, (ii) 98,542 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2020, and (iii) 18,494 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2020.

(12)	Amount shown includes 199,996 shares of our common stock held of record by Mr. Lavigne.
(13)	Amount shown includes 145,481 shares of our common stock held of record by The Dávila Family Trust, with respect to which Ms. Dávila has shared voting rights with her spouse.
(14)	Amount shown includes 134,581 shares of our common stock held of record by Mr. Goldstein.
(15)	Amount shown includes 9,025 shares of our common stock held of record by Mr. Hindman.
(16)	Amount shown includes 49,858 shares of our common stock held of record by Ms. Huss.
(17)
Amount shown includes (i) 112,284 shares of our common stock held of record by Mr. Pettingill and (ii) 11,164 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2020.

(18)	Amount shown includes 144,377 shares of our common stock held of record by Mr. Whitters.
(19)
Amount shown includes (i) 1,565,544 shares of our common stock held of record, (ii) 1,870,935 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2020 and (iii) 217,985 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2020.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.
Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2020, all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Director Independence
Our Board currently consists of nine directors. Other than Joshua H. Levine, our President and CEO, our Board has determined that each of our current directors is independent under the director independence standards of the Nasdaq Listing Rules.
Board Leadership Structure
Our Board has a general policy as set forth in our Corporate Governance Guidelines that the positions of Chairperson of the Board and CEO should be held by separate persons as an aid in the Board’s oversight of management and to allow our CEO to focus on managing his day-to-day responsibilities to the Company. The Board believes that there may be advantages to having an independent chairperson for matters such as: communications and relations between the Board, the CEO, and other senior management; assisting the Board in reaching consensus on particular strategies and policies; and facilitating robust director, Board and CEO evaluation processes. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders. Our CEO serves as a member of the Board, and the remaining board members, including Louis J. Lavigne, Jr., our current Chairperson of the Board, are independent.
The Corporate Governance Guidelines provide that in making a determination about whether a single individual or two individuals should fill these roles, the Board should consider factors that include, but are not limited to, the size of the Company’s business, the composition of the Board, director candidates for Board seats, applicable regulations and the Company’s succession planning goals. In the event the Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of the Board is otherwise not independent, then the Corporate Governance Guidelines provide that the Board shall appoint a Lead Independent Director who shall lead executive sessions.
Majority Voting
Our Bylaws provide for a majority voting standard (i.e. votes “for” must exceed votes “against”) in the election of directors in uncontested elections and our Corporate Governance Guidelines require that each director nominee submit a resignation to the Board, which resignation is contingent upon (1) the nominee not receiving a majority of votes cast in an uncontested election and (2) the Board accepting such resignation.
Board Oversight of Risk
The Board, as a whole and through the Audit Committee, oversees the Company’s risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board’s approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks and mitigation strategies implemented by management and determines the appropriate level of risk for the Company.
Our Board committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of any significant risks and management’s response via periodic committee reports to the full Board. In particular, the Audit Committee focuses on financial and accounting risk, including internal controls. The Compensation Committee considers risks relating to the Company’s compensation programs and policies. The Nominating and Corporate Governance considers risks relating to the Company’s corporate governance.
While the Board oversees risk management, the Company’s management is charged with managing risk on a day-to-day basis. The Company believes it has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with the Board. These processes include an enterprise risk management program, an enterprise risk management committee chaired by our General Counsel, quarterly management disclosure committee meetings, a Code of Conduct and Ethics and a robust compliance program.

The results of the compensation risk assessment described below under “Compensation Risk Consideration” is reported back to the full Board.
Meetings Attended by Directors
Our Board held a total of 15 meetings and acted by unanimous written consent five times during our fiscal year ended June 30, 2020. During fiscal 2020, all of our directors attended at least 75% of the total number of meetings held by our Board and each of the committee(s) of our Board on which he or she served during the period for which he or she was a director.
The independent directors hold meetings on a periodic basis. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board. The independent directors may also meet at such other times as they deem necessary or appropriate. The Chairperson of our Board, who is independent, generally chairs each meeting.
Pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. Eight out of nine of our then-current directors attended our 2019 Annual Meeting of Stockholders.
Committees of the Board
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board may also create various ad hoc committees for special purposes. A copy of the charter for each such standing committee can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Governance.”
The current membership of each of the three standing committees of our Board, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2020, is set forth below. Mr. Levine is not a member of any committee of our Board.
Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis J. Lavigne, Jr.	—	Member	—
Elizabeth Dávila	Member	Member	—
Jack Goldstein, Ph.D.	—	—	Member
James M. Hindman	Member	—	—
Beverly A. Huss	—	Chairperson	—
Anne Le Grand(1)	—	—	Member
Richard R. Pettingill	—	—	Chairperson
Joseph E. Whitters	Chairperson	—	—
Number of meetings	9	7	4
Number of actions by written consent	4	3	0
(1)	Ms. Le Grand joined our Board in July 2020.
Mr. Hindman joined our Board and the Audit Committee in September 2019. Mr. Weiss resigned from the Board and the Audit Committee in November 2019. Dr. Goldstein resigned from the Compensation Committee in November 2019. Mr. Lavigne was appointed to the Nominating and Corporate Governance Committee in March 2020. Ms. Huss was appointed Chairperson of the Compensation Committee in June 2020. Ms. Le Grand joined our Board and the Nominating and Corporate Governance Committee in July 2020 and Mr. Lavigne resigned from the Nominating and Corporate Governance Committee on the same date.
Audit Committee
The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence, performance and tenure; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; reviews the Company’s earnings releases with management; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; reviews our critical accounting policies and estimates; evaluates, together with management and the independent auditors, the Company’s internal controls; oversees our internal audit function; and annually reviews the Audit Committee charter and the Audit Committee’s performance.
The members of the Audit Committee during fiscal 2020 were Ms. Dávila, Mr. Whitters, who was appointed chairperson of the committee in September 2018, Mr. Hindman, who joined the committee in September 2019, and Mr. Weiss, who resigned from the committee in November 2019 in connection with is resignation from our Board. All members of the Audit Committee meet, or met during their service on the Audit Committee, the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Messrs. Hindman and Whitters is, and Mr. Weiss was during his service on the Audit Committee, an Audit Committee financial experts as defined under the applicable rules of the SEC. In addition, our Board has determined that each of Messrs. Hindman and Whitters is, and Mr. Weiss had during his service on the Audit Committee, the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Each of the members of the Audit Committee is, or was during their service on the Audit Committee, independent as defined under the rules and regulations of the SEC and Nasdaq applicable to Audit Committees.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our Board concerning governance matters and for overseeing the performance evaluations of the members of our Board.
The members of the Nominating and Corporate Governance Committee during fiscal 2020 were Mr. Pettingill, the chairperson of the committee, Dr. Goldstein, Mr. Lavigne, who joined the committee in March 2020, and Mr. Weiss, who resigned from the committee in November 2019 in connection with his resignation from our Board. Ms. Le Grand joined the committee in July 2020 and Mr. Lavigne resigned from the committee on the same date. Each of the foregoing members of the Nominating and Corporate Governance Committee is, or was during their service on the Nominating and Corporate Governance Committee, independent under the applicable rules and regulations of Nasdaq.
Compensation Committee
The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these individuals in light of those goals and objectives, and sets the compensation of these individuals (other than the CEO, whose compensation is set by the independent members of the Board) based on such evaluations. The Compensation Committee also administers the grant of stock options and other equity awards under our stock plans (other than awards granted to the non-employee members of the Board, which are granted by the entire Board).
The 2007 Incentive Award Plan permits delegation by the Compensation Committee to a committee of one or more members of the Board or one or more of our executive officers the authority to grant or amend awards to participants under the plan other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) “Covered Employees” under Section 162(m) of the Code, or (iii) direct reports of our CEO (or the non-employee members of the Board) to whom authority to grant or amend awards has been delegated thereunder. The Compensation Committee may at any time rescind the authority so delegated or appoint a new delegate. The Compensation Committee has delegated to a committee consisting of our CEO, CFO and Chief Administrative Officer (the “management committee”), the authority to grant routine stock options and other awards under our stock plans, within guidelines determined by the Compensation Committee, to newly hired employees and employees for the purpose of promotion or special recognition (other than awards granted to employees who report directly to our CEO).

The Compensation Committee also reviews and recommends policies relating to the compensation of the non-employee members of the Board. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.
The members of the Compensation Committee during fiscal 2020 were Mr. Lavigne, who was the chairperson of the committee through June 2020, Ms. Dávila, Dr. Goldstein, who resigned from the committee in November 2019, and Ms. Huss, who became chairperson of the committee in June 2020. Each of the members of the Compensation Committee is, or was during their service on the Compensation Committee, independent under the applicable rules and regulations of the SEC, Nasdaq and the Internal Revenue Code applicable to Compensation Committee members, including under Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code.
Compensation Risk Considerations
During fiscal 2020, at the direction of the Compensation Committee, Compensia, with the assistance of our management, conducted a review of our compensation policies and practices and their respective risk profiles. Compensia presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.
In making this determination, the Compensation Committee considered our pay mix, our base salaries and the attributes of our incentive and other variable compensation programs, including our annual cash incentive compensation plan, our equity compensation plans and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our annual bonus plan, a sales compensation committee, a compensation recovery (“clawback”) policy, stock ownership requirements and other internal business and operational approval processes.
The Compensation Committee believes that the design of our executive compensation program as described in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executive officers’ motivations for the Company’s long-term success, including stock price performance.
The results of the foregoing compensation risk assessment are reported to the full Board by the Compensation Committee.
Consideration of Director Nominees
Stockholder Nominations and Recommendations. The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the “Recommendations and Nominations of Director Candidates” section of this Proxy Statement. We did not receive any director nominations or recommendations from stockholders for the Annual Meeting.
Director Qualifications. The Nominating and Corporate Governance Committee believes that the members of our Board should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.
Identifying and Evaluating Director Nominees. Candidates for nomination to our Board typically come to the attention of our Board through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. The Nominating and Corporate Governance Committee has paid fees to professional search firms for such assistance, including most recently the identification and evaluation of Joseph E. Whitters, James M. Hindman and Anne B. Le Grand, who joined our Board in July 2018, September 2019 and July 2020, respectively. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Nominating and Corporate Governance Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the Board should see that the Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare and age diversity. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.
Code of Conduct and Ethics
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees, as well as our agents, distributors and contractors. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Governance.”
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal 2020 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. None of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
Stockholder Communications
We have established a process by which stockholders may send communications to our Board, any committee of our Board or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Corporate Secretary will forward correspondence to our Board, one of the committees of our Board or an individual director, as the case may be, or, if the Corporate Secretary determines in accordance with his or her best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our executive officers as of August 31, 2020:
Name	Age	Position(s)
Joshua H. Levine	62	President, Chief Executive Officer and Director
Shig Hamamatsu	47	Senior Vice President, Chief Financial Officer
Suzanne Winter	57	Senior Vice President, Chief Commercial Officer
Patrick Spine	49	Senior Vice President, Chief Administrative Officer
Jesse Chew	39	Senior Vice President, General Counsel and Corporate Secretary
Further information with respect to Mr. Levine, our President and CEO, is provided above under “Proposal One—Election of Directors.”
Shig Hamamatsu has served as our Chief Financial Officer since November 2018. Mr. Hamamatsu previously served as our Interim Chief Financial Officer from October 2018 to November 2018 and our Vice President, Finance and Chief Accounting Officer from September 2017 to October 2018. Prior to joining the Company, Mr. Hamamatsu served as VP, Corporate Controller at Cepheid, a publicly traded molecular diagnostics company that was acquired by Danaher Corporation, from November 2015 to May 2017. From June 2014 to November 2015, he served as VP, Finance and Corporate Controller at Cypress Semiconductor Corporation, a publicly traded global semiconductor manufacturer. From May 2012 until May 2014, Mr. Hamamatsu served as VP, Finance at RPX Corporation, a publicly traded patent risk management solutions provider. Mr. Hamamatsu began his career as an auditor at PricewaterhouseCoopers LLP. Mr. Hamamatsu holds a B.A. Business Administration, concentration in accounting, from University of Washington. He is a certified public accountant in the state of California (inactive).
Suzanne Winter has served as our Senior Vice President, Chief Commercial Officer since October 2019. Prior to joining the Company, Ms. Winter was Vice President, Americas at Medtronic plc, a medical device company, from June 2015 to October 2019, and General Manager, Detection and Guidance Solutions at General Electric Healthcare from March 2011 to June 2015. Prior to that, Ms. Winter had served various senior roles in worldwide sales, marketing and business development across a range of healthcare industry segments. Ms. Winter holds a B.S. with a specialization in chemistry from Saint Lawrence University and an M.B.A. from Harvard University Graduate School of Business.
Patrick Spine has served as our Senior Vice President, Chief Administrative Officer since October 2018. Previously, Mr. Spine served as our Senior Vice President, Human Resources from April 2018 to October 2018. Prior to joining the Company, Mr. Spine held multiple human resources leadership positions, including Vice President of Human Resources at PRA Health Sciences, a global contract research organization, from May 2012 to April 2018 and Director of Human Resources at HOSPIRA, Inc., a specialty pharmaceutical and medication delivery company, from August 2010 to May 2012. Prior to that, Mr. Spine held various HR-leadership positions at Eaton, a power management company, from June 2005 to July 2010. Mr. Spine holds a B.S. in Business Administration, major in Human Resources, from Robert Morris University and a M.S. in Human Resources Management from LaRoche College.
Jesse Chew has served as our Senior Vice President, General Counsel and Corporate Secretary since October 2018. Previously, Mr. Chew served as our Vice President, Associate General Counsel as well as our Interim General Counsel and Corporate Secretary from July 2018 to October 2018, Senior Corporate Counsel from July 2017 to July 2018 and Corporate Counsel from January 2014 to June 2017. Prior to joining the Company, Mr. Chew was an associate at the law firm Wilson Sonsini Goodrich and Rosati, P.C. Mr. Chew holds a B.A. in English and Political Science from the University of California, Davis and a J.D. from the University of Southern California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since July 1, 2019 to the present, there have not been any transactions or proposed transactions in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest.
Review, Approval or Ratification of Transactions with Related Parties
Any transaction or proposed transaction in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest is required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.accuray.com.
We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Corporate Secretary, telephone: 408-716-4600.
Stockholders Sharing the Same Address
We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write or call our Corporate Secretary at the contact information set forth above under “Where You Can Find Additional Information.” You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled “Investors” and under the subsection “SEC Filings.”
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Stockholder Proposals
For a stockholder proposal to be considered for possible inclusion in our proxy statement for the Annual Meeting to be held in 2021, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than June 3, 2021. If, however, the date of next year’s Annual Meeting is more than 30 days before or 30 days after the anniversary date of this year’s Annual Meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.
For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year’s Annual Meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days or more than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s Annual Meeting of stockholders. Therefore, to be presented at our 2021 Annual Meeting of stockholders, such a proposal must be received by us on or after June 3, 2021 but no later than July 3, 2021. If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the date that is ten calendar days following the date on which public announcement of the date of the Annual Meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder’s notice.

Recommendations and Nominations of Director Candidates
If a stockholder or stockholder group wishes to recommend a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2021 Annual Meeting, the stockholder(s) should submit such recommendation in writing, including the nominee’s name and qualifications for Board membership, to our Corporate Secretary at our principal executive offices. The stockholder(s) should also provide the written consent of each recommended nominee to serve as a member of our Board, if so elected, as well as a written statement that the recommended nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by the Board of such resignation.
If a stockholder desires to nominate a candidate for election of the Board, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than June 3, 2021 (120 days prior to the anniversary of the mailing date of this year’s proxy materials) and no later than July 3, 2021 (90 days prior to the anniversary of the mailing date of this year’s proxy materials). If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than the anniversary date of the prior Annual Meeting, notice must be received not later than the close of business on the date that is ten calendar days following the date on which public announcement of the date of the Annual Meeting is first made. The notice must be in writing and must include the nominee’s name and qualifications for service on the Board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board, if so elected as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by the Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders.

OTHER MATTERS
As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the Annual Meeting. Accordingly, the only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement.
If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.
THE BOARD OF DIRECTORS

Sunnyvale, California October 1, 2020

Appendix A
ACCURAY INCORPORATED

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.
(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f) “Board” means the Board of Directors of the Company.
(g) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means Accuray Incorporated, a Delaware corporation, or any successor thereto.
(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(m) “Covered Employee” means any Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code.
(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).

(o) “Director” means a member of the Board.
(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.
(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(u) “Fiscal Year” means the fiscal year of the Company.
(v) “Full Value Award” means any Award which results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.
(w) “GAAP” means U.S. generally accepted accounting principles.
(x) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa) “Option” means a stock option granted pursuant to the Plan.
(bb) “Outside Director” means a Director who is not an Employee.
(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(dd) “Participant” means the holder of an outstanding Award.
(ee) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(jj) “Plan” means this Amended and Restated 2016 Equity Incentive Plan.
(kk) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(ll) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(mm) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(nn) “Section 16(b)” means Section 16(b) of the Exchange Act.
(oo) “Securities Act” means the Securities Act of 1933, as amended.
(pp) “Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.
(qq) “Service Provider” means an Employee, Director or Consultant.
(rr) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(ss) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(tt) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 18,420,000 Shares, plus (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “Existing Plan”), as of November 17, 2016 and any Shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the Existing Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from the Existing Plan equal to 10,084,101. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b) Full Value Awards. Any Shares subject to Full Value Awards will be counted against the numerical limits of Section 3(a)(i) as 1.71 Shares for every 1 Share subject thereto. Further, if Shares subject to any Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 1.71 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).
(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).
(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Sections 5(d) and 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);
(ix) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and
(xii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5. Award Limitations.
(a) Annual Awards for Employees and Consultants. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company’s Covered Employees, then, subject to Section 15, the limits specified below shall be applicable to Awards issued under the Plan:
(i) Limits on Options. No Employee or Consultant shall receive Options during any Fiscal Year covering in excess of 4,000,000 Shares.
(ii) Limits on Stock Appreciation Rights. No Employee or Consultant shall receive Stock Appreciation Rights during any Fiscal Year covering in excess of 4,000,000 Shares.
(iii) Limits on Restricted Stock. No Employee or Consultant shall receive Awards of Restricted Stock during any Fiscal Year covering in excess of 2,000,000 Shares.
(iv) Limits on Restricted Stock Units. No Employee or Consultant shall receive Restricted Stock Units during any Fiscal Year covering in excess of 2,000,000 Shares.
(v) Limits on Performance Shares. No Employee or Consultant shall receive Performance Shares during any Fiscal Year covering in excess of 2,000,000 Shares.
(vi) Limits on Performance Units. No Employee or Consultant shall receive Performance Units with an aggregate initial value of greater than $10,000,000.
(b) Annual Awards for Outside Directors. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $500,000. Any Award granted to a Participant while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 5(b).
(c) Minimum Vesting Requirements.
(i) General. Except as specified in Section 5(c)(ii), Restricted Stock Units, Options and Stock Appreciation Rights will vest no earlier than the 1-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change in Control or a termination of Participant’s status as a Service Provider under certain circumstances, a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).
(ii) Exception. Restricted Stock Units, Options and Stock Appreciation Rights may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 5(c)(i) if the Shares subject to such Awards would not result in more than 5% of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Restricted Stock Units, Options and Stock Appreciation Rights granted under the Plan (the “5% Limit”). Any Restricted Stock Units, Options or Stock Appreciation Rights that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit. For purposes of clarification, the Administrator may accelerate the vesting of any Award pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Restricted Stock Units, Options or Stock Appreciation Rights that do not satisfy the minimum vesting requirements set forth in Section 5(c)(i) and to the discretionary vesting acceleration of Restricted Stock Units, Options or Stock Appreciation Rights as specified in this Section 5(c)(ii).
(d) No Exchange Program. The Administrator may not implement an Exchange Program.
6. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.
7. Stock Options.
(a) Grant of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a)(i), incentive stock options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted.
(b) Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date the Option is granted. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c) Option Exercise Price and Consideration.
(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) Waiting Period and Exercise Dates. At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the

Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii) Termination of Relationship as a Service Provider other than Death or Disability. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If Participant dies during such post-employment period, the Option may be exercised following the Participant’s death for one (1) year after Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.
(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1) if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2) if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
8. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3(b) of the Plan.
(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock that is intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).
9. Restricted Stock Units.
(a) Grant of Restricted Stock Units. Subject to the terms of the Plan, the Administrator, at any time and from time to time, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.
(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(e), may be left to the discretion of the Administrator.
(c) Vesting Criteria and Other Terms. Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.
(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.
(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.
(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

10. Stock Appreciation Rights.
(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.
(c) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(d) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.
(e) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
11. Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.
(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The

Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).
12. Performance-Based Compensation Under Code Section 162(m).
(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.
(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total stockholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and any Performance Goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.
(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14. Transferability of Awards.
(a) General. Except to the limited extent provided in Section 14(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.
(b) Limited Transferability. The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Law.
15. Adjustments; Dissolution or Liquidation; Change in Control.
(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Sections 3 and 5(a) of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c) Change in Control. Except as set forth in this Section 15(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. In taking any of the actions permitted under this, the Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5(c)), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for in a merger or Change in Control, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met.

16. Tax.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in adverse financial accounting treatment, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.
(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
17. Forfeiture Events.
(a) Generally. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). In the absence of a Clawback Policy, each Award shall be subject to Section 17(b). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or Section 17(b) or as necessary or appropriate to comply with Applicable Laws.
(b) Forfeiture Provisions Applicable in the Absence of a Clawback Policy. The following provisions shall apply while a Clawback Policy is not in effect:
(i) Recoupment in the Event of a Restatement of Financial Results. Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to restate its financial results, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to such restatement, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the employee that is greater than would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. Any such action by the Board would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
(ii) Recoupment in the Event of a Material Reduction in Publicly Disclosed Backlog.  Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to make a Material Reduction of its publicly-disclosed backlog figures, the Board will review the conduct of executive officers in relation to the determination and publication of backlog figures and their subsequent Material Reduction. If the Board determines that an executive officer has engaged in knowing or reckless misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents, and Contractors, and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly-disclosed backlog, then the Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the Materially Reduced backlog figures, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. “Material Reduction” shall mean a Reduction of at least 15% of the total backlog publicly reported by the Company in the preceding quarter. By “Reduction,” this provision is intended to relate to system sales which are included in publicly-disclosed backlog but are then removed due to the cancellation of the transaction. Removals from backlog due to the fact that a system sale shipped and was recognized as revenue or where a system is removed from backlog due to it being in backlog longer than the time provided for by the Company’s backlog criteria shall not count as a “Reduction.” Any action taken by the Board pursuant to this provision would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19. Grant Date. The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from August 24, 2016, unless terminated earlier under Section 21 of the Plan.
21. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
22. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN
Accuray Incorporated hereby approves the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).
1. Purpose. The purposes of the Plan are as follows:
(a) To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non 423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non 423 Component option may include features necessary to comply with applicable non U.S. laws pursuant to rules, procedures, or sub plans adopted by the Administrator. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component..
(b) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
2. Definitions.
(a) “Administrator’’ shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.
(b) “Board” shall mean the Board of Directors of the Company.
(c) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,

(2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(e) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.
(f) “Common Stock” shall mean the common stock of the Company, no par value per share. “Common Stock” shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Common Stock pursuant to Section 19 hereof.
(g) “Company” shall mean Accuray Incorporated, a Delaware corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).
(h) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(i) “Designated Subsidiary” shall mean any Subsidi¬ary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.
(j) “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or the Non-423 Component. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423 2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with Treasury Regulation Section 1.423 2(e)(2)(ii).
(k) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).
(l) “Employer” shall mean the employer of the applicable Eligible Employee(s).
(m) “Enrollment Date” shall mean the first Trading Day of each Offering Period.
(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(o) “Exercise Date” shall mean the last Trading Day of each Purchase Period; provided, however, if the last Trading Day falls on the day after the Thanksgiving holiday, then the Exercise Date will be the last Trading Day before the Thanksgiving holiday.
(p) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is traded on an exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as reported in The Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;
(ii) If the Common Stock is not traded on an exchange but is quoted on a quotation system, its Fair Market Value shall be the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(q) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423 2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Section 1.423 2(a)(2) and (a)(3).
(r) “Offering Period” shall mean each period of approximately twelve (12) months commencing on any December 1 or June 1 and terminating on the last Trading Day on or before the next occurring November 30 or May 31, as applicable. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period have a duration in excess of twenty-seven (27) months. Notwithstanding the foregoing, if the last Trading Day of an Offering Period falls on the day after the Thanksgiving holiday, the Offering Period shall end on the last trading day before the Thanksgiving holiday.

(s) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(t) “Plan” shall mean this Amended and Restated Accuray Incorporated 2007 Employee Stock Purchase Plan.
(u) “Purchase Period” shall mean (i) with respect to the first Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the Enrollment Date of such Offering Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable, and (ii) with respect to any other Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the date immediately following the Exercise Date of the previous Purchase Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable.
(v) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19 hereof and/or may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.
(w) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(x) “Trading Day” shall mean a day on which national stock exchanges are open for trading.
(y) “Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3. Eligibility.
(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.
(b) No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.
(a) An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.
(b) Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(c) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
(d) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.
Alternatively, during a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may elect to continue participating in the Plan, but not make any payroll deductions or cash payments. Any payroll deductions made prior to the beginning of the leave in the current Offering Period that have not already been used to purchase shares will be used to purchase shares at the end of the Purchase Period. The participant may resume payroll deduction when the leave ends and they return to work in an amount equal to their payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.
If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to deduct the participant’s payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the Offering Period that have not already been used to purchase shares, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.
(e) A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.
(f) The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.
6. Payroll Deductions.
(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period.
(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).
(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423 2(f).
7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Purchase Period more than 2,500 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19 hereof) (for the avoidance of doubt, in the event that the Offering Period and Purchase Period are approximately the same length, the participant shall only be entitled to purchase an aggregate of 2,500 shares during such period); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.
8. Exercise of Option.
(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such

Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.
9. Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.
10. Withdrawal.
(a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated. Unless otherwise provided by the Administrator, a participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary will not be treated as terminated under the Plan; however, if a participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.
12. Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan, except as may be required by applicable laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Treasury Regulation Section 1.423 2(f).
13. Shares Subject to Plan.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 12,263,101 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
(b) With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.
14. Administration.
(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 14(a) or otherwise provided in the charter of the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.
(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options; to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith; to interpret, amend or revoke any such rules (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan); to delegate ministerial duties to any of the Company’s employees; to designate separate Offerings under the Plan; to designate Subsidiaries of the Company as participating in the 423 Component or Non-423 Component; to determine eligibility; and to adjudicate all disputed claims filed under the Plan. Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Treasury Regulation Section 1.423 2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.
15. Designation of Beneficiary.
(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b) Such designation of a beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except under Offerings or for participants in the Non-423 Component for which applicable laws require that contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, participants will have only the rights of an unsecured creditor with respect to such shares.
18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control.
(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7 hereof), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise

Date”), and any Offering Periods then in progress shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the effective date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or a Change in Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date, and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the effective date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20. Amendment or Termination.
(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c)  In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(ii) shortening any Offering Period or Purchase Period so that the Offering Period or Purchase Period ends on a new Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action; and
(iii) allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:
(a) The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and
(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and
(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and
(e) The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.
23. Term of Plan. Subject to approval by the Company’s stockholders, the Plan shall become effective as of its approval by the Board (the “Effective Date”). The Plan shall be deemed to be approved by the Company’s stockholders if it receives the requisite vote of the holders of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws at its first annual meeting of the Company’s stockholders that occurs following the Effective Date. Subject to approval by the stockholders of the Company in accordance with this Section 23, the Plan shall be in effect until terminated under Section 20 hereof.
24. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations.
25. Section 409A. The options to purchase shares of Common Stock under the Plan are not intended to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.
26. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.
27. Notice of Disposition of Shares. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer.
28. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.
29. Automatic Transfer to Low Price Offering Period. To the extent permitted by applicable laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.
* * * * *

ACCURAY INCORPORATED
ATTN: CORPORATE SECRETARY
1310 CHESAPEAKE TERRACE
SUNNYVALE, CA 94089

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARAY2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24316-P44020

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCURAY INCORPORATED

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Beverly Huss	☐	☐	☐
1b. Louis J. Lavigne, Jr.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D24317-P44020

ACCURAY INCORPORATED

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 20, 2020 9:00 AM (PST)

The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 1, 2020, and hereby appoints Shig Hamamatsu and Jesse Chew, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2020 Annual Meeting of Stockholders of Accuray Incorporated to be held on Friday, November 20, 2020, at 9:00 a.m. (PST), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2020 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/ARAY2020.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND FOR PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE